SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported) April 14,
                        1998 UNIROYAL TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State of other jurisdiction of incorporation)



        0-20686                                                  65-0341868
(Commission File Number)                    (IRS Employer Identification No.)



Two North Tamiami Trail, Suite 900
Sarasota, Florida                                                 34236
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (941) 366-2100



         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

         On April 14, 1998, Uniroyal Technology Corporation (the "Company") defeased its 11-3/4% Senior Secured Notes Due June 1, 2003 (the "Senior Secured Notes") and issued a notice of redemption of the Senior Secured Notes. The redemption of the Senior Secured Notes is to be completed on June 1, 1998.

         Also on June 14, 1998, the Company transferred all of the assets of its High Performance Plastics segment to a newly created wholly-owned subsidiary, High Performance Plastics, Inc. ("HPPI"), and HPPI , as borrower, entered into a Credit Agreement with Uniroyal HPP Holdings, Inc., the Company, the banks, financial institutions and other institutional lenders named therein , Fleet National Bank (as Initial Issuing Bank, Swing Line Bank and Administrative Agent) and DLJ Capital Funding,Inc., as Documentation Agent, providing, among other things, for the borrowing by HPPI of an aggregate principal amount of up to $110 million. A copy of the Credit Agreement is filed herewith as Exhibit A. HPPI then paid a dividend of $95 million to the Company. The Company used such amount to defease the Senior Secured Notes and to pay down its revolving credit line with The CIT Group/Business Credit, Inc. ("CIT").

                  Also on June 14, 1998, the Company entered into an Amendment and Consent Agreement with CIT, whereby the Company's existing revolving credit arrangement was amended to reduce the total potential borrowing by the Company to an aggregate principal amount of up to $10 million and to add inventories to the collateral securing the credit line.. The collateral securing the Credit Line does not include any assets of HPPI. A copy of the Amendment and Consent Agreement is filed herewith as Exhibit B


SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          UNIROYAL TECHNOLOGY CORPORATION



                                       By:
                             George J. Zulanas, Jr.
                          Vice President, Treasurer and
                             Chief Financial Officer

Dated:  April 21, 1998

                                    EXHIBIT A



                                                   $110,000,000

                                CREDIT AGREEMENT

                           Dated as of April 14, 1998

                                      among

                        HIGH PERFORMANCE PLASTICS, INC.,

                                  as Borrower,

                        UNIROYAL TECHNOLOGY CORPORATION,

                          UNIROYAL HPP HOLDINGS, INC.,

                      THE BANKS, FINANCIAL INSTITUTIONS AND
                    OTHER INSTITUTIONAL LENDERS NAMED HEREIN,

                               as Initial Lenders,

                              FLEET NATIONAL BANK,

                            as Initial Issuing Bank,

                              FLEET NATIONAL BANK,

                               as Swing Line Bank,

                              FLEET NATIONAL BANK,

                            as Administrative Agent,

                                       and

                           DLJ CAPITAL FUNDING, INC.,

                             as Documentation Agent

                                TABLE OF CONTENTS


ARTICLE I

         DEFINITIONS AND ACCOUNTING TERMS                   1
         SECTION 1.01.  Certain Defined Terms               1
         SECTION 1.02.  Computation of Time Periods         28
         SECTION 1.03.  Accounting Terms                    29

ARTICLE II

         AMOUNTS AND TERMS OF THE ADVANCES
         AND THE LETTERS OF CREDIT                          29
         SECTION 2.01.  The Advances                        29
                  (a)      The Term A Advances              29
                  (b)      The Term B Advances              29
                  (c)      The Revolving Credit Advances    29
                  (d)      The Swing Line Advances          30
                  (e)      Letters of Credit                30
         SECTION 2.02.  Making the Advances                 31
         SECTION 2.03.  Issuance of and Drawings and
                              Reimbursement Under Letters
                              of Credit                     33
                  (a)      Request for Issuance             33
                  (b)      Letter of Credit Reports         34
                  (c)      Drawing and Reimbursement        34
                  (d)      Failure to Make Letter of Credit
                              Advances                      35
         SECTION 2.04.  Repayment of Advances               35
                  (a)      Term A Advances                  35
                  (b)      Term B Advances                  36
                  (c)      Revolving Credit Advances        37
                  (d)      Swing Line Advances              37
                  (e)      Letter of Credit Advances        37
         SECTION 2.05.  Termination or Reduction of the
                              Commitments                   38
                  (a)      Optional                         38
                  (b)      Mandatory                        38
         SECTION 2.06.  Prepayments                         39
                  (a)      Optional                         39
                  (b)      Mandatory                        39
                  (c)      Application of Prepayments
                              to the Term A Facility and
                              the Term B Facility           41
         SECTION 2.07. Interest                             41
                  (a)      Scheduled Interest               41
                           (i)      Prime Rate Advances     41
                           (ii)     Eurodollar Rate
                                        Advances            41
                  (b)      Default Interest                 42
                  (c)      Notice of Interest Rate          42
         SECTION 2.08. Fees                                 42
                  (a)      Commitment Fees                  42
                  (b)      Letter of Credit Fees            42
                  (c)      Administrative Agent's Fees      43
         SECTION 2.09.  Conversion of Advances              43
                  (a)      Optional                         43
                  (b)      Mandatory                        43
         SECTION 2.10. Increased Costs, Etc                 44
                       --------------------
         SECTION 2.11. Payments and Computations            45
                       -------------------------
         SECTION 2.12. Taxes                                47
                       -----
         SECTION 2.13.  Sharing of Payments, Etc            49
                        ------------------------
         SECTION 2.14.  Use of Proceeds                     50
                        ---------------
         SECTION 2.15.  Defaulting Lenders                  50
                        ------------------
         SECTION 2.16.  Source of Funds                     52
                        ---------------

ARTICLE III

         CONDITIONS OF LENDING                              54
         SECTION 3.01.  Conditions Precedent to
                         Initial Extension of Credit        54
         SECTION 3.02.  Conditions Precedent to Each
                         Borrowing and Issuance             61
         SECTION 3.03.  Determinations Under Section 3.01   62

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES                     62
         SECTION 4.01.  Representations and Warranties
                         of the Borrower                    62

ARTICLE V

         COVENANTS OF THE BORROWER AND ITS SUBSIDIARIES     69
         SECTION 5.01.  Affirmative Covenants               69
                  (a)      Compliance with Law              69
                  (b)      Payment of Taxes, Etc            69
                  (c)      Compliance with Environmental
                              Laws                          69
                  (d)      Preparation of Environmental
                              Reports.                      70
                           ------------------------------------
                  (e)      Maintenance of Insurance         70
                           ------------------------
                  (f)      Preservation of Corporate
                              Existence, Etc                71
                           ----------------------------------------
                  (g)      Visitation Rights                71
                           -----------------
                  (h)      Keeping of Books                 71
                           ----------------
                  (i)      Maintenance of Properties, Etc   71
                           ------------------------------
                  (j)      Compliance with Terms of
                              Leaseholds                    71
                           -----------------------------------
                  (k)      Performance of Material
                              Contracts                     71
                           ---------------------------------
                  (l)      Transactions with Affiliates     72
                           ----------------------------
                  (m)      Agreement to Grant Additional
                              Security                      72
                           --------------------------------------
                  (n)      Interest Rate Protection         74
                           ------------------------
         SECTION 5.02.  Negative Covenants with Respect
                              to the Borrower and its
                              Subsidiaries                  74
                  (a)      Liens, Etc.                      74
                  (b)      Debt                             75
                  (c)      Accounts Payable                 76
                  (d)      Fundamental Changes              76
                  (e)      Sales, Etc. of Assets            76
                  (f)      Investments in Other Persons     77
                           ----------------------------
                  (g)      Dividends, Etc                   78
                           --------------
                  (h)      Change in Nature of Business     78
                           ----------------------------
                  (i)      Charter Amendments               79
                           ------------------
                  (j)      Accounting Changes               79
                           ------------------
                  (k)      Prepayments, Etc. of Debt        79
                           -------------------------
                  (l)      Amendment, Etc. of Material
                              Contracts                     79
                           -------------------------------------
                  (m)      Negative Pledge                  79
                           ---------------
                  (n)      Partnerships, New Subsidiaries   80
                           ------------------------------
                  (o)      Speculative Transactions         80
                           ------------------------
                  (p)      Capital Expenditures             80
                           --------------------
                  (q)      Issuance of Stock                80
                           -----------------
         SECTION 5.03.  Negative Covenants with Respect
                              to UTC.                       80
                  (a)      Liens, Etc.                      81
                  (b)      Negative Pledge                  81
                  (c)      Amendment, Etc. of Management
                             and Tax Sharing Agreements     81
         SECTION 5.04.  Negative Covenants with Respect
                              to Holdings.                  81
                  (a)      Liens, Etc.                      81
                  (b)      Debt                             81
                  (c)      Negative Pledge                  81
         SECTION 5.05.  Reporting Requirements              81
                        ----------------------
                  (a)      Default Notice                   82
                           --------------
                  (b)      Opening Balance Sheet.           82
                           ---------------------
                  (c)      Quarterly Financials             82
                           --------------------
                  (d)      Annual Financials                82
                           -----------------
                  (e)      Annual Forecasts                 83
                           ----------------
                  (f)      ERISA Events and ERISA Reports   83
                           ------------------------------
                  (g)      Plan Terminations                83
                           -----------------
                  (h)      Actuarial Report                 83
                           -----------------
                  (i)      Plan Annual Reports              84
                           -------------------
                  (j)      Annual Plan Summaries            84
                           ---------------------
                  (k)      Multiemployer Plan Notices       84
                           --------------------------
                  (l)      Litigation                       84
                           ----------
                  (m)      Securities Reports               84
                           ------------------
                  (n)      Agreement Notices                84
                           -----------------
                  (o)      Environmental Conditions         85
                           ------------------------
                  (p)      Real Property                    85
                           -------------
                  (q)      Insurance                        85
                           ---------
                  (r)      Borrowing Base Certificate       85
                     --------------------------------
                  (s)      Management Letters               85
                     ------------------------
                  (t)      Other Information                85
                           -----------------
         SECTION 5.06.  Financial Covenants                 86
                  (a)      Consolidated Debt to EBITDA
                              Ratio                         86
                  (b)      Fixed Charge Coverage Ratio      86
                  (c)      Minimum EBITDA                   88

ARTICLE VI

         EVENTS OF DEFAULT                                  89
         SECTION 6.01  Events of Default                    89
         SECTION 6.02.  Actions in Respect of the Letters
                              of Credit upon Default        91

ARTICLE VII

         THE ADMINISTRATIVE AGENT                           92
         SECTION 7.01.  Authorization and Action            92
                        ------------------------
         SECTION 7.02.  Agent's Reliance, Etc               92
                        ---------------------
         SECTION 7.03.  Fleet and Affiliates                93
                        --------------------
         SECTION 7.04.  Lender Party Credit Decision        93
                        ----------------------------
         SECTION 7.05.  Indemnification                     93
                        ---------------
         SECTION 7.06.  Successor Administrative Agents     95
                        -------------------------------

ARTICLE VIII

         MISCELLANEOUS                                      96
         SECTION 8.01.  Amendments, Etc                     96
                        ---------------
         SECTION 8.02.  Notices Etc                         96
                        -----------
         SECTION 8.03.  No Waiver; Remedies                 98
                        -------------------
         SECTION 8.04.  Costs and Expenses                  98
                        ------------------
         SECTION 8.05.  Right of Set-off                    100
                        ----------------
         SECTION 8.06.  Binding Effect                      100
                        --------------
         SECTION 8.07.  Assignments and Participations      100
                        ------------------------------
         SECTION 8.08.  Execution in Counterparts           103
                        -------------------------
         SECTION 8.09.  No Liability of the Issuing Bank    103
                        --------------------------------
         SECTION 8.10.  Confidentiality                     104
                        ---------------
         SECTION 8.11.  JURISDICTION, ETC                   104
                        -----------------
         SECTION 8.12.  GOVERNING LAW                       105
                        -------------
         SECTION 8.13.  WAIVER OF JURY TRIAL                105
                        --------------------



EXHIBITS

Exhibit A         -        Form of Assignment and Acceptance
Exhibit B         -        Form of Borrowing Base Certificate
Exhibit C         -        Form of Revolving Credit Note
Exhibit D         -        Form of Term A Note
Exhibit E         -        Form of Term B Note
Exhibit F         -        Form of Notice of Borrowing
Exhibit G         -        Form of Security Agreement
Exhibit H         -        Form of Intellectual Property Security Agreement
Exhibit I         -        Form of Holdings Pledge Agreement
Exhibit J         -        Form of Holdings Guaranty
Exhibit K         -        Form of Subsidiary Guaranty


SCHEDULES

Schedule I Commitments and Applicable Lending Offices Schedule 3.01(a)(x) States in which Loan Parties are Qualified to do Business Schedule 3.01(e) Disclosed Litigation Schedule 4.01(b) Subsidiaries Schedule 4.01(d) Required Authorizations and Approvals Schedule 4.01(j) Welfare Plans Schedule 4.01(m) Compliance with Environmental Laws Schedule 4.01(n) Environmental Assessment Reports Schedule 4.01(o) Certain Environmental Matters Schedule 4.01(p) Certain Agreements Schedule 4.01(s) Open Tax Years Schedule 4.01(y) Existing Debt
Schedule  4.01(z)  Surviving Debt Schedule  4.01(aa) Owned Real Estate  Schedule
4.01(bb) Leased Real Estate Schedule 4.01(cc) Material Contracts Schedule 4.01(dd) Investments Schedule 4.01(ee) Intellectual Property Schedule 5.02(a)(iii) Liens Schedule 5.02(f)(i) Investments in Subsidiaries Schedule 5.02(f)(vi) Existing Investments Schedule 5.02(q) Existing Issuances, Etc. of Stock

                                CREDIT AGREEMENT


                  CREDIT AGREEMENT, dated as of April 14, 1998, by and among HIGH PERFORMANCE PLASTICS, INC., a Delaware corporation (the "Borrower"), UNIROYAL TECHNOLOGY CORPORATION, a Delaware corporation, UNIROYAL HPP HOLDINGS, INC., a Delaware corporation, the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), FLEET NATIONAL BANK, as Initial Issuing Bank (the "Initial Issuing Bank"), FLEET NATIONAL BANK, as the Swing Line Bank (the "Swing Line Bank"), FLEET NATIONAL BANK, as administrative agent (together with any successor appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties (as hereinafter defined) and DLJ CAPITAL FUNDING INC., as Documentation Agent (the "Documentation Agent").

                             PRELIMINARY STATEMENT:

         The Borrower has requested that the Lender Parties (as hereinafter defined) make loans to the Borrower and issue letters of credit having an aggregate principal and face amount at any one time outstanding of up to One Hundred Ten Million Dollars ($110,000,000), to be used by the Borrower (i) to finance, in part, the defeasance or repayment of the UTC Senior Notes (as hereinafter defined), (ii) to reduce the principal amount outstanding under the UTC Existing Revolving Credit Facility (as hereinafter defined), (iii) to pay fees and expenses related to the items referred to in clauses (i) and (ii), and
(iv) to provide working capital for the Borrower, and the Lender Parties have agreed to make such loans and issue such letters of credit all on and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms . As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquired  Indebtedness"  means,  with respect to any specified Person,
(i) Debt of any other Person existing at the time such other Person consolidates or merges with or into or becomes a Subsidiary of such specified Person, (ii) Debt of any other Person existing at the time that a specified Person or a Subsidiary of such specified Person acquires all or substantially all of the assets of such other Person in accordance with this Agreement which Debt is assumed by such specified Person or such Subsidiary in connection with such acquisition and (iii) Debt secured by a Lien encumbering any asset acquired by such specified Person or Subsidiary. Acquired Indebtedness shall be deemed incurred at the time such other Person is consolidated or merged with or into or becomes a Subsidiary of such specified Person, or such Debt is assumed by such specified Person or such Subsidiary or any asset securing such Debt is acquired.

         "Additional Collateral Documents" has the meaning specified in Section 5.01(m)(v).

         "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

         "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Fleet at its office at Fleet National Bank, One Federal Street, Boston, Massachusetts 02110, Account No. 151035203156, Attention: Loan Administration.

         "Advance" means a Term A Advance, a Term B Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 25% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Prime Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

         "Applicable Margin" means on any date a percentage per annum determined pursuant to the last paragraph of this definition by reference to the ratio of Consolidated Debt to EBITDA for the four consecutive full fiscal quarters most recently ended on or prior to such date, as set forth below:

                 Applicable Margin for Eurodollar Rate Advances


Ratio of Consolidated           Revolving Credit
Debt/EBITDA                     and Term A Facilities         Term B Facility

Greater than or
equal to 3.75:1                    2.250%                        2.500%

Greater than or
equal to 3.25:1 and
     less than 3.75:1              2.000%                        2.250%

Greater than or
equal to 2.75:1 and
     less than 3.25:1              1.750%                        2.125%

Less than 2.75:1                   1.500%                        2.000%


         Applicable Margin for Prime Rate Advances


Ratio of Consolidated               Revolving Credit
Debt/EBITDA                         and Term A Facilities     Term B Facility

Greater than or
equal to 3.75:1                             1.250%               1.500%

Greater than or
equal to 3.25:1 and
     less than 3.75:1                       1.000%               1.250%

Greater than or
equal to 2.75:1 and
     less than 3.25:1                       0.750%               1.125%

Less than 2.75:1                            0.500%               1.000%

         Notwithstanding the above rates, for the period ending on the date which is six months from the date hereof, the Applicable Margin for (i) a Revolving Credit Advance and a Term A Advance shall be 2.250% for a Eurodollar Rate Advance and 1.250% for a Prime Rate Advance, and (ii) a Term B Advance shall be 2.500% for a Eurodollar Rate Advance and 1.500% for a Prime Rate Advance.

         The Applicable Margin for each Prime Rate Advance and each Eurodollar Rate Advance shall be determined by reference to the ratio of Consolidated Debt to EBITDA which shall be determined three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.05(c) or (d) and a certificate of the Chief Financial Officer of the Borrower demonstrating the ratio of Consolidated Debt to EBITDA. If the Borrower has not submitted to the Administrative Agent the information described above as and when required under Section 5.05(c) or (d), as the case may be, the Applicable Margin shall be as determined by the Administrative Agent in its discretion for so long as such information has not been received by the Administrative Agent. In the event that the financial statements received pursuant to Section 5.05(d) indicate that the Applicable Margin determined on the basis of financial statements theretofore received pursuant to Section 5.05(c) is different from the Applicable Margin that would have been determined on the basis of the
Section 5.05(d) financial statements, the Applicable Margin shall be adjusted retroactively for the relevant period.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, by the Borrower, in accordance with Section 8.07 and in substantially the form of Exhibit A hereto.

         "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

         "Bank Hedge Agreement" means any interest rate Hedge Agreement required or permitted under Section 5.01(n) that is entered into by and between the Borrower and any Hedge Bank.

         "Borrower" has the meaning specified in the recital of parties to this Agreement.

         "Borrower's Account" means the account of the Borrower maintained by the Borrower with First Union National Bank of Florida at its office at 1819 Main Street, Sarasota, Florida 34236.

         "Borrowing" means a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

         "Borrowing Base" on any date means the sum of (i) 85% of the value of the Eligible Receivables plus (ii) 50% of the value of the Eligible Inventory, in each case set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to the terms of this Agreement on or prior to such date.

         "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit B hereto, duly certified by the Chief Financial Officer of the Borrower.
         "Borrowing Base Deficiency" means, at any time, the failure of the Borrowing Base at such time to equal or exceed the sum of (i) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances outstanding at such time plus (ii) the aggregate Available Amount under all Letters of Credit outstanding at such time.

         "Business Day" means a day of the year on which banks are not required or authorized by law to close in Sarasota, Florida and New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "Capital Expenditures" means, for any Person for any period, the sum of all expenditures, without duplication, made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person; provided, however, that Capital Expenditures shall not include expenditures made for replacements or substitutions of equipment, fixed assets, real property or improvements which were replaced or substituted utilizing cash receipts received from proceeds of insurance, condemnation awards (and payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (i) in respect of loss or damage to equipment, fixed assets, real property or improvements are applied to replace or substitute the equipment, fixed assets, real property or improvements in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as (A) such application is made within one hundred eighty (180) days after such Person's receipt of such proceeds, awards or payments and (B) such proceeds, awards or payments are received by such Person within fifteen (15) months after the occurrence of such damage or loss; or (ii) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto; provided, further, that in no event shall insurance proceeds or condemnation awards to be applied to the restoration of improvements encumbered by a Mortgage be deemed Capital Expenditures if the proceeds or awards are applied to such restoration in accordance with the terms of the relevant Mortgage.

         "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

         "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries, free and clear of all Liens other than Liens created under the Loan Documents: (i) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States having a maturity of not greater than 360 days from the date of issuance thereof, (ii) insured certificates of deposit or time deposits having a maturity of not greater than 360 days from the date of issuance thereof with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (iii), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (iii) commercial paper or banker acceptances having a maturity of not greater than 180 days from the date of issuance thereof in an aggregate amount of no more than $2,500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, (iv) investments in money market or mutual funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iii) above or (v) demand deposit accounts maintained in the ordinary course of business.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protectio Agency.

         "Change of Control" means any of the following events: (i) Holdings shall at any time cease to own 100% of the capital stock of the Borrower; (ii) UTC shall at any time cease to own at least a majority of the Voting Stock of Holdings; or (iii) with respect to UTC, a change of control of UTC that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date hereof, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall occur; provided that, without limitation, such a Change of Control shall be deemed to occur if: (A) any "Person" (as such term is used in ss.13(d) and ss.14(d) of the Exchange
Act), except for any employee benefit plan of UTC or any Subsidiary or related corporation, or any entity holding voting securities of UTC for or pursuant to the terms of any such plan, shall become the beneficial owner, directly or indirectly, of securities of UTC representing 25% or more of the combined voting power of UTC's then outstanding securities; (B) there shall occur a contested proxy solicitation of UTC's shareholders that results in the contesting party obtaining the ability to vote securities representing 25% or more of the combined voting power of UTC's then outstanding securities; (C) there shall occur: (1) a sale, exchange, transfer or other disposition of substantially all of the assets of UTC to another entity, except to an entity controlled directly or indirectly by UTC or by the same Persons (as defined in this Agreement) that controlled UTC immediately prior to such sale, exchange, transfer or other disposition, (2) a merger or consolidation in which UTC is a constituent unless the surviving entity is controlled directly or indirectly by the same Persons (as defined in this Agreement) that controlled UTC immediately prior to such merger or consolidation or (3) the adoption of a plan of liquidation or dissolution of UTC other than pursuant to bankruptcy or insolvency laws; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of UTC shall cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by UTC's shareholders, of each new director shall be approved by a vote of at least two-thirds (b) of the directors then still in office who were directors at the beginning of the period. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "CIT Financing Agreement" means the Financing Agreement, dated June 5, 1996, between The CIT Group/Business Credit, Inc. and UTC.

         "Closing Date" means the date on which all of the conditions precedent set forth in Section 3.01 to the Initial Extension of Credit shall have been satisfied or waived.

         "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Collateral Documents" means the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, the Holdings Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including the Additional Collateral Documents delivered pursuant to Section 5.01(m).

         "Commitment" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

         "Confidential Information" means information that the Borrower or UTC furnishes to the Administrative Agent or any Lender Party, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender Party of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Borrower or UTC that is not, to the best of the Administrative Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower or UTC.

         "Consolidated" refers to the consolidation of accounts, in accordance with GAAP, of the Borrower and all of its Subsidiaries.

         "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

         "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

         "Current Liabilities" of any Person means (i) Debt of such Person, except Funded Debt, that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (ii) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (iii) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

         "Debt" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all Obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business, (iii) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all Obligations of such Person as lessee under Capitalized Leases, (vi) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (vii) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (viii) all Obligations of such Person in respect of Hedge Agreements, (ix) all Debt of others referred to in clauses (i) through (viii) above or clause (x) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and (x) all Debt referred to in clauses (i) through (ix) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

         "Debt Issuance" means any issuance or sale or other incurrence by the Borrower or any of its Subsidiaries of any Debt; provided, however, that for purposes of determination of Net Cash Proceeds under Section 2.06(b)(iii), the term "Debt Issuance" shall not include the incurrence of Debt permitted under
Section 5.02(b).

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

         "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (i) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (ii) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (iii) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (iv) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (v) the Administrative Agent or the Issuing Bank pursuant to Section 7.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

         "Defaulting Lender" means, at any time, any Lender Party that, at such time, (i) owes a Defaulted Advance or a Defaulted Amount or (ii) shall take any action or be the subject of any action or proceeding of a type described in
Section 6.01(f).

         "Disclosed Litigation" has the meaning specified in Section 3.01(e).

         "Disposal" means the discharge, deposit, injection, dumping, spilling, leaking or placing of any solid waste or hazardous waste, as those terms are defined by any federal, state, local or foreign law, into or on any land or water so that such solid waste or hazardous waste or any constituents thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

         "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

         "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America or any State thereof.

         "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (i) net income (or net loss), (ii) Interest Expense, (iii) income tax expense and, without duplication, payments made pursuant to the Tax Sharing Agreement, (iv) depreciation expense, (v) extraordinary and nonrecurring losses and charges and (vi) amortization expense, minus extraordinary and nonrecurring gains (in each case determined in accordance with GAAP). The Borrower shall include EBITDA (calculated on a basis reasonably acceptable to the Administrative Agent and on a pro forma basis with respect to periods prior to acquisition by the Borrower) of any newly acquired or created wholly-owned Subsidiary (acquired or created by the Borrower in accordance with this Agreement) for purposes of calculating compliance with the financial covenants in Section 5.06.

         "Eligible Assignee" means with respect to any Facility (other than the Letter of Credit Facility), (A) a Lender; (B) an Affiliate of a Lender; and (C) subject to the prior approval of the Administrative Agent, such approval by the Administrative Agent not to be unreasonably withheld or delayed and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000 (or with respect to the Term B Facility only, $100,000,000); and, with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (i) or (iii) of clause (C) of this definition and is approved by the Administrative Agent and the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed; provided, however, that no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

         "Eligible Inventory" means Inventory of the Borrower located in the continental United States (minus any reserves reasonably requested by the Administrative Agent) as to which (i) the Borrower has acquired title, (ii) the Lenders have a first perfected security interest and (iii) the Borrower shall have furnished to the Administrative Agent information reasonably adequate for purposes of identification at times and in form and substance as may be reasonably requested by the Administrative Agent; provided, that Inventory shall not constitute Eligible Inventory (i) if and when the Borrower sells it, otherwise passes title thereto or consumes it, (ii) if the Lenders release their security interest therein, or (iii) to the extent that it (v) is obsolete or not useable or salable in the ordinary course of the Borrower's business, (w) is produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29, ss.215(a) (1) of the United States Code, (x) is Inventory in excess of one year's supply, (y) constitutes work in process, or (z) is Inventory held for consumption by the Borrower or a Subsidiary of the Borrower and not for sale in the ordinary course of business. Any Inventory which is Eligible Inventory at any time, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory until such time as it once again meets all of the foregoing requirements.

         "Eligible Receivables" means only such Receivables of the Borrower as the Administrative Agent, in its reasonable judgment, shall from time to time elect to consider Eligible Receivables for purposes of this Agreement. The value of such Receivables shall be determined by the Administrative Agent in its reasonable judgment taking into consideration, among other factors, their book value determined in accordance with GAAP. By way of example only, and without limiting the discretion of the Administrative Agent to consider any Receivables not to be Eligible Receivables, the Administrative Agent may consider any of the following classes of Receivables not to be Eligible Receivables:

         (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the Borrower's business;

         (b) Receivables on terms other than those normal or customary in the Borrower's business;

         (c) Receivables owing from any Person that is an Affiliate of the Borrower;

         (d) Receivables more than 90 days past original invoice date or more than 60 days past the date due;

         (e) Receivables owing from any Person from which an aggregate amount of more than 50% of the Receivables owing is more than 60 days past due;

         (f) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 6.01(f);

         (g) Receivables (i) owing from any Person that is also a supplier to or creditor of the Borrower other than by reason of customary rebates unless such Person has waived any right of set-off in a manner reasonably acceptable to the Administrative Agent or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling a Borrower to discounts on future purchases therefrom, in each case to the extent of the amount owed by the Borrower to such supplier or creditor, the amount of such actual or asserted right of set-off or the amount of such credit, discount, incentive plan or similar arrangement, as the case may be;

         (h) Receivables arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

         (i) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States or any State thereof unless the Borrower shall have satisfied the requirements of the Assignment of Claims Act of 1940, as amended, and any similar State legislation and the Administrative Agent is reasonably satisfied as to the absence of set-offs, counterclaims and other defenses on the part of such account debtor;

         (j) Receivables the full and timely payment of which the Administrative Agent in its reasonable judgment, after consultation with the Borrower, believes to be doubtful; and

         (k) Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Secured Parties securing the Secured Obligations.

         "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public health and safety or the environment, including, without limitation, (i) by any governmental or regulatory authority or third party for enforcement, cleanup, Removal, Response, Remedial or other actions or damages and (ii) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any applicable international or transnational law, federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial interpretation relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, threatened release, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "Equipment" has the meaning specified in Section 1(a) of the Security Agreement.

         "Equity Issuance" means any sale or issuance for cash to the public by any Loan Party or any of its Subsidiaries of any capital stock or other ownership or profit interest, any securities convertible or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" means (i) (y) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (z) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (ii) the application for a minimum funding waiver with respect to a Plan; (iii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan under ERISA Section 4041(c), pursuant to
Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iv) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (v) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (vi) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (vii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
Section 307 of ERISA; or (viii) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing the interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate for such Interest Rate cannot be determined.

         In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Eurodollar Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

         "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

         "Eurodollar Rate Reserve Percentage" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

         "Events of Default" has the meaning specified in Section 6.01.

         "Excess Cash Flow" means for any period the sum of (i) EBITDA of the Borrower and its Subsidiaries for such period plus (ii) the aggregate amount of all non-cash charges deducted from Consolidated net income for such period, but not added back in arriving at EBITDA plus (iii) if there was a net increase in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net increase other than arising out of Debt permitted pursuant to Section 5.02(b) plus (iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period the amount of such net decrease less (v) the aggregate amount of mandatory and optional prepayments (other than optional prepayments of the Swing Line Advances, Letter of Credit Advances or Revolving Credit Advances made pursuant to clause (i) of the second sentence of
Section 2.06(a)) or repayments of principal made by the Borrower and its Subsidiaries on any Funded Debt of the Borrower and its Subsidiaries during such period less (vi) Capital Expenditures of the Borrower and its Subsidiaries during such period less (vii) the aggregate amount of all federal, state, local and foreign taxes paid or payments made pursuant to the Tax Sharing Agreement by the Borrower and its Subsidiaries during such period less (viii) the aggregate amount of interest paid on any Debt of the Borrower and its Subsidiaries during such period less (ix) the aggregate amount of all non-cash credits included in arriving at such EBITDA less (x) if there was a net decrease in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net decrease less (xi) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period the amount of such increase less (xii) dividends paid by the Borrower to the holders of its common stock during such period to the extent that the Borrower is expressly permitted to pay such dividends under this Agreement.

         "Existing Debt" means Debt of the Borrower and its Subsidiaries outstanding immediately before giving effect to the Transaction.

         "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (and payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (i) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as (A) such application is made within one hundred eighty
(180) days after such Person's receipt of such proceeds,  awards or payments and
(B) such proceeds, awards or payments are received by such Person within fifteen
(15) months after the occurrence of such damage or loss; or (ii) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

         "Facility" means the Term A Facility, the Term B Facility, the Revolving Credit Facility, the Letter of Credit Facility or the Swing Line Facility.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on the Sunday following the last Friday in September in any calendar year.

         "Fleet" means Fleet National Bank.

         "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction other than the United States of America or any State thereof.

         "Funded Debt" means, with respect to the Borrower, the Advances, and with respect to the Borrower and the other Loan Parties and any other Person, all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including the current portion of all such Debt.

         "GAAP" has the meaning specified in Section 1.03.

         "Guaranteed Obligations" has the meaning specified in the Guaranties.

         "Guarantors" means (i) each Domestic Subsidiary of the Borrower, (ii) Holdings and (iii) each Person which shall have executed and delivered or become a party to a Subsidiary Guaranty hereunder.

         "Guaranty" means each of the Holdings Guaranty and the Subsidiary Guaranty.

         "Hazardous Materials" means (i) petroleum, petroleum products, crude oil or any fraction thereof, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (ii) any other chemicals, materials or substances designated or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Hedge Agreements" means interest rate swap, cap, collar or floor agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "Hedge Bank" means any Lender Party in its capacity as a party to a Bank Hedge Agreement.

         "Holdings" means Uniroyal HPP Holdings, Inc., a Delaware corporation and the holder of all of the issued and outstanding shares of capital stock of the Borrower.

         "Holdings Guaranty" has the meaning specified Section 3.01(a)(vi).

         "Holdings  Pledge  Agreement" has the meaning  assigned to such term in
Section 3.01(a)(v) hereof.

         "Indemnified Party" has the meaning specified in Section 8.04(b).

         "Information Memorandum" means the information memorandum, dated March 1998, delivered by the Administrative Agent to the Lenders.

         "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit.

         "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

         "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Intellectual Property Security Agreement" has the meaning specified i
Section 3.01(a)(iv).

         "Interest Expense" means, with respect to any Person for any period, interest expense on all Debt of such Person for such period net of interest income for such period, whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation and without duplication, (i) in the case of the Borrower, interest expense in respect of Debt resulting from Advances, (ii) the interest component of all obligations under Capitalized Leases, (iii) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (iv) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements, (v) amortization of deferred financing costs and (vi) all fees paid by the Borrower pursuant to
Section 2.08(a).

         "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Prime Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) The Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Prime Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (c) Whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                  (d) Until the earlier of (i) 120 days after the Closing Date, or (ii) the date on which the Administrative Agent notifies the Borrower that the syndication of the Facilities has been completed, only Interest Periods with a duration of seven days, if available to all the Lenders, shall be available to the Borrower for Eurodollar Rate Advances, or if such Interest Periods are not available to all the Lenders, Interest Periods of such duration as may be selected by the Administrative Agent and are acceptable to the other Lenders.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Inventory" of any person means all of such Person's now owned and hereafter acquired inventory, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

         "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (ix) or (x) of the definition of "Debt" in respect of such Person.

         "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07.

         "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

         "L/C Related Documents" has the meaning specified in Section 2.04(e)(ii)(A).

         "Lender Party" means any Lender, the Issuing Bank or the Swing Line
Bank.

         "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07.

         "Letter of Credit" means any Letter of Credit issued hereunder (as specified in Section 2.03(a)).

         "Letter of Credit Advance" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

         "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

         "Letter of Credit Commitment" means, with respect to the Issuing Bank, $5,000,000 or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced pursuant to Section 2.05.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Loan Documents" means (i) this Agreement, (ii) the Notes, (iii) the Holdings Guaranty, (iv) the Subsidiary Guaranty, (v) the Collateral Documents,
(vi) each Letter of Credit Agreement, (vii) each Bank Hedge Agreement, (viii) each Additional Collateral Document, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.
         "Loan Parties" means the Borrower, the Guarantors, and each other Person who shall, at any time, have executed and delivered a Collateral Document to the Administrative Agent, but does not include UTC.

         "Management Agreement" has the meaning specified in Section 3.01(r).

         "Management Services Fee" has the meaning specified in Section 3.01(r).

         "Margin Stock" has the meaning specified in Regulation U.

         "Material Adverse Change" means, (i) with respect to periods prior to the Closing Date, any material adverse change in the business, condition (financial or otherwise), results of operations or properties of UTC and its Subsidiaries (taken as a whole) and (ii) with respect to periods after (but including) the Closing Date, any material adverse change in (A) the business, financial condition, results of operations or properties of the Loan Parties and their Subsidiaries (taken as a whole), (B) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party or (C) any material aspect of the Transaction.

         "Material Adverse Effect" has the meaning specified in Section 3.01(e).

         "Material Contract" means, with respect to any Person, each contract listed on Schedule 4.01(cc), each contract which is a replacement or a substitute for any contract listed on Schedule 4.01(cc) and each other contract to which such Person is a party which is material to the business, financial condition, operations, properties or the business of the Borrower as currently conducted.

         "Mortgage" means each mortgage, deed of trust or other similar document to be executed and delivered by the appropriate Loan Party, in form and substance reasonably acceptable to the Administrative Agent and the Lenders in order (i) to provide that such Loan Party is the mortgagor or grantor, (ii) to comply with and/or provide for specific laws of the jurisdictions in which the property to be encumbered is located, and (iii) to assure that the Administrative Agent for the benefit of the Secured Parties has a perfected Lien on the Mortgaged Property.

         "Mortgage Policies" has the meaning assigned to that term in Section 3.01(a)(iii)(B).

         "Mortgaged  Property"  shall have the meaning  assigned to such term in
Section 4.01(aa), and shall also include any parcel (or adjoining parcels) of real property (including any leaseholds) acquired by any Loan Party after the Closing Date subject to a Mortgage granted to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 5.01(m).

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA and subject to the funding requirements of Title IV of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
         "Multiple  Employer  Plan" means a single  employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (ii) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or any Debt Issuance or Equity Issuance by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, accounting fees, printing costs, finder's fees and other similar fees and commissions, (ii) the amount of taxes payable in connection with or as a result of such transaction and (iii) the amount of any Debt (including accrued interest thereon and any prepayment fee with respect thereto) secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof.

         "Note" means a Term A Note, a Term B Note, or a Revolving Credit Note.

         "Notice of Borrowing" has the meaning specified in Section 2.02(a).

         "Notice of Issuance" has the meaning specified in Section 2.03(a).

         "Notice of Renewal" has the meaning specified in Section 2.01(e).

         "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

         "Notice of Termination" has the meaning specified in Section 2.01(e).

         "NPL" means the National Priorities List under CERCLA.

         "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (i) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, (ii) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party may, after the occurrence and during the continuance of an Event of Default, elect to pay or advance on behalf of such Loan Party, and (iii) any other obligations arising out of or under, based upon or relating to the Loan Documents.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Open Year" has the meaning specified in Section 4.01(s).

         "Other Taxes" has the meaning specified in Section 2.12(b).

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens for taxes, assessments and governmental charges or levies not yet due and payable; provided that provisions for the payment of such Liens has been made on the books of such Person only if required by GAAP; (ii) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business not bonded or discharged within 30 days after notice of filing unless disputed in good faith or unless such Liens would not be material; provided that provisions for the payment of such Liens has been made on the books of such Person only if required by GAAP; (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; provided that provisions for the payment of such Liens has been made on the books of such Person only if required by GAAP; and (iv) Permitted Real Property Encumbrances.

         "Permitted Real Property Encumbrances" means, with respect to any particular Mortgaged Property, (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and as of the date of delivery of such Mortgage Policies to Administrative Agent in accordance with the terms hereof, reasonably acceptable to the Lenders, (ii) such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not arise out of the incurrence of any Debt and which do not materially impair the use of such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the Lien granted to the Administrative Agent for the benefit of the Secured Parties, and (iii) municipal and zoning ordinances; provided that no violation exists thereunder that could materially impair the use of the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage).

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Plastics and Chemicals Business" means the development, production, manufacture, fabrication, modification, extrusion, formulation or compounding of chemicals, plastics, rubber, adhesives, sealants, coatings, resins, foams, films, composites, laminates, fibers and other engineered materials (and the development, production, manufacture, fabrication, modification, extrusion, formulation or compounding of products primarily comprised of such materials), the marketing, distribution and sale thereof; and expansion or extension of the foregoing; and businesses and products incidental or primarily related to any of the foregoing.

         "Pre-Commitment Information" has the meaning specified in Section 3.01(g).

         "Prime Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts, from time to time, as Fleet's prime rate, which is not necessarily the lowest rate made available by Fleet; or

                  (b) 1/2 of one percent per annum above the Federal Funds Rate.

         "Prime Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

         "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

         "Receivables" means all Receivables referred to in Section 1(c) of the Security Agreement.

         "Reduction Amount" has the meaning specified in Section 2.06(b)(v).

         "Register" has the meaning specified in Section 8.07(d).

         "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Release" shall have the meaning as set forth in CERCLA at 42 U.S.C. ss. 9601(22).

         "Remedial" shall have the meaning as set forth in CERCLA at 42 U.S.C. ss. 9601(24).
         "Removal" shall have the meaning as set forth in CERCLA at 42 U.S.C. ss. 9601(23).

         "Required Lenders" means at any time Lenders owed or holding greater than 50% of the sum of (i) the aggregate principal amount of the Advances outstanding at such time and (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding greater than 50% of the aggregate of the Term A Commitments, Term B Commitments and Revolving Credit Commitments; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, and (ii) the aggregate Term A Commitment, Term B Commitment and Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank, Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

         "Response" shall have the meaning as set forth in CERCLA at 42 U.S.C. ss. 9601(25).

         "Responsible Officer" means, with respect to any Loan Party, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Controller or the Treasurer of such Loan Party.

         "Revolving Credit Advance" has the meaning specified in Section
2.01(c).

         "Revolving Credit Availability" means, at any time, the lesser of (a) the Revolving Credit Facility and (b) the Borrowing Base.

         "Revolving   Credit   Borrowing"   means  a  borrowing   consisting  of
simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

         "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 8.07(d) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

         "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

         "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit C hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

         "Revolving Credit Termination Date" means the earlier of (i) September 30, 2003, and (ii) the Termination Date.

         "Secured Obligations" has the meaning specified in the Security Agreement.

         "Secured Parties" means the Administrative Agent, the Lender Parties, and the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

         "Security Agreement" has the meaning specified in Section 3.01(a)(ii).

         "Single  Employer  Plan" means a single  employer  plan,  as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (ii) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Standby Letter of Credit" means any Letter of Credit other than a Trade Letter of Credit.

         "Subordinated Management Fee" has the meaning specified in Section 3.01(r).

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Subsidiary Guaranty" has the meaning specified Section 5.01(m).

         "Surviving Debt" shall have the meaning specified in Section 3.01(c).

         "Swing Line Advance" means an advance made by (i) the Swing Line Bank pursuant to Section 2.01(e) or (ii) any Revolving Credit Lender pursuant to
Section 2.02(b).

         "Swing Line Bank" has the meaning specified in the recital of parties to this Agreement.

         "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

         "Swing Line Facility" has the meaning specified in Section 2.01(d).

         "Taxes" has the meaning specified in Section 2.12(a).

         "Tax Liability Dividend" has the meaning specified in Section 3.01(q).

         "Tax Sharing Agreement" has the meaning specified in Section 3.01(q).

         "Term A Advance" has the meaning specified in Section 2.01(a).

         "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

         "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term A Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

         "Term A Lender" means any Lender that has a Term A Commitment.

         "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit D hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender.

         "Term B Advance" has the meaning specified in Section 2.01(b).

         "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

         "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

         "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

         "Term B Lender" means any Lender that has a Term B Commitment.

         "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit E hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender.

         "Term Facilities" means the Term A Facility and the Term B Facility.

         "Termination Date" means the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01.

         "Trade Letter of Credit" means any Letter of Credit that is issued for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the commercially reasonable judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

         "Transaction" means the transactions contemplated by the Loan
Documents.

         "Type" refers to the distinction between Advances bearing interest at the Prime Rate and Advances bearing interest at the Eurodollar Rate.

         "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender, at any time, (x) such Lender's Revolving Credit Commitment at such time minus (y) the sum of (1) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (2) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

         "UTC" means Uniroyal Technology Corporation, a Delaware corporation and the holder of all of the issued and outstanding shares of capital stock of Holdings.

         "UTC Existing Revolving Credit Facility" means the commitment of The CIT Group/Business Credit, Inc. to make revolving loans pursuant to the CIT Financing Agreement and to assist the Borrower in obtaining letters of credit under the CIT Financing Agreement in an aggregate amount up to $25,000,000.

         "UTC Senior Notes" means the Uniroyal Technology Corporation 11 3/4% Senior Secured Notes Due 2003.

         "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

         "Withdrawal Liabilities" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Computation of Time Periods . In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         SECTION 1.03. Accounting Terms . All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

         SECTION 2.01.  The Advances .

         (a) The Term A Advances . Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term A Advance") to the Borrower on the Closing Date in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

         (b) The Term B Advances . Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Borrower on the Closing Date in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

         (c) The Revolving Credit Advances . Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time; provided, however, that no Revolving Credit Lender shall have any obligation to make a Revolving Credit Advance under this Section 2.01(c) to the extent such Revolving Credit Advance would cause the aggregate amount of Revolving Credit Advances outstanding (after giving effect to any immediate application of the proceeds thereof) to exceed the Revolving Credit Availability; provided, further, that the aggregate amount of the Revolving Credit Advances made to the Borrower on the Closing Date shall not exceed $7,500,000. Each Revolving Credit Borrowing shall be in an aggregate amount of $100,000 or an integral multiple of $100,000 (other than, in each case, a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow, repay and reborrow Revolving Credit Advances.

         (d) The Swing Line Advances . The Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its discretion it elects to do so, make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date (i) in an aggregate amount not to exceed at any time outstanding $5,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be made as a Prime Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its discretion, elects to make Swing Line Advances, the Borrower may borrow and reborrow under this Section 2.01(d) and may repay or prepay the Swing Line Advances at such times prior to the Termination Date, and in such integral multiples, as the Borrower may elect.

         (e) Letters of Credit . The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit for the account of the Borrower from time to time on any Business Day during the period from the Closing Date until sixty (60) days before the Revolving Credit Termination Date
(i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than (A) the earlier of sixty (60) days before the Revolving Credit Termination Date, (B) in the case of a Standby Letter of Credit, 365 days after the date of issuance thereof and (C) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof. The foregoing notwithstanding, any Standby Letter of Credit may, by its terms, be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit (but in any event at least five (5) Business Days prior to the date of the proposed renewal of such Standby Letter of Credit) and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank shall have notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit (but in any event at least thirty
(30) Business Days prior to the date of automatic renewal) of its election not to renew such Standby Letter of Credit (a "Notice of Termination"); provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than sixty (60) days before the Revolving Credit Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal, the Issuing Bank may, in its discretion unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(e), repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to
Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e).
         SECTION 2.02. Making the Advances . (a) Except as otherwise provided in
Section 2.03 or, with respect to Swing Line Advances, in Section 2.02(b), each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Advances and on the first Business Day prior to the date of the proposed Borrowing in the case of Prime Rate Advances by the
Borrower to the Administrative Agent, which shall give to each appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a
Borrowing (a "Notice of Borrowing") may be by telephone, confirmed immediately in writing, or telex or telecopier in substantially the form of Exhibit F hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each appropriate Lender shall, before 11:00 A.M. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank, the Issuing Bank and by any other
Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank, the Issuing Bank and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

         (b) Each Swing Line Borrowing shall be made either (x) on notice, given not later than 3:00 P.M. (New York time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent or (y) pursuant to other arrangements, including, by way of example and not of limitation, arrangements for daily repayments and borrowings on each Business Day, which are satisfactory in form and substance to the Swing Line Bank, the Administrative Agent and the Borrower. Each notice of a Swing Line Borrowing pursuant to clause (x) in the immediately preceding sentence (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its discretion, it elects to make a requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of all outstanding Swing Line Advances as of the date of such demand, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of Swing Line Advances to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of outstanding Swing Line Advances on (i) the Business Day on which demand therefor is made by the Swing Line Bank; provided that notice of such demand is given not later than 3:00 P.M. (New York time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, for the account of the Swing Line Bank, forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

         (c) Anything in subsection  (a) above to the contrary  notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances if the obligation of the appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or Section 2.10, and (ii) the Eurodollar Rate Advances made on any date may not be outstanding as part of more than ten (10) separate Borrowings.

         (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits as reasonably determined by such Lender), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         (e) Unless the Administrative Agent shall have received notice from an appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

         (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         SECTION 2.03.  Issuance of and Drawings and Reimbursement
                               Under Letters of Credit .

         (a) Request for Issuance . Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank, in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any such Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

         (b) Letter of Credit Reports . The Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

         (c) Drawing and Reimbursement . The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Prime Rate Advance in the amount of such draft. Each of the Borrower, the Administrative Agent and each Revolving Credit Lender hereby acknowledges and agrees that Letter of Credit Advances may be made, or deemed made, by the Issuing Bank in respect of any Letter of Credit and to participate in all Letter of Credit Advances made hereunder as provided herein. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available (for the account of its Applicable Lending Office) to the Administrative Agent (for the account of the Issuing Bank), by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank; provided that notice of such demand is given not later than 11:00 A.M. (New York time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any Liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

         (d) Failure to Make Letter of Credit Advances . The failure of any Lender to make any Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

         SECTION 2.04.  Repayment of Advances .

         (a) Term A Advances . The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                           Date                                        Amount

                  December 31, 1998                           $1,500,000.00
                  March 31, 1999                              $1,500,000.00
                  June 30, 1999                               $1,500,000.00
                  September 30, 1999                          $1,500,000.00
                  December 31, 1999                           $1,500,000.00
                  March 31, 2000                              $1,500,000.00
                  June 30, 2000                               $1,500,000.00
                  September 30, 2000                          $1,500,000.00
                  December 31, 2000                           $1,500,000.00
                  March 31, 2001                              $1,500,000.00
                  June 30, 2001                               $1,500,000.00
                  September 30, 2001                          $1,500,000.00
                  December 31, 2001                           $1,500,000.00
                  March 31, 2002                              $1,500,000.00
                  June 30, 2002                               $1,500,000.00
                  September 30, 2002                          $1,500,000.00
                  December 31, 2002                           $1,500,000.00
                  March 31, 2003                              $1,500,000.00
                  June 30, 2003                               $1,500,000.00
                  September 30, 2003                          $1,500,000.00;

provided, however, that the final principal installment shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

         (b) Term B Advances . The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                           Date                                     Amount

                  December 31, 1998                            $  150,000.00
                  March 31, 1999                               $  150,000.00
                  June 30, 1999                                $  150,000.00
                  September 30, 1999                           $  150,000.00
                  December 31, 1999                            $  150,000.00
                  March 31, 2000                               $  150,000.00
                  June 30, 2000                                $  150,000.00
                  September 30, 2000                           $  150,000.00
                  December 31, 2000                            $  150,000.00
                  March 31, 2001                               $  150,000.00
                  June 30, 2001                                $  150,000.00
                  September 30, 2001                           $  150,000.00
                  December 31, 2001                            $  150,000.00
                  March 31, 2002                               $  150,000.00
                  June 30, 2002                                $  150,000.00
                  September 30, 2002                           $  150,000.00
                  December 31, 2002                            $  150,000.00
                  March 31, 2003                               $  150,000.00
                  June 30, 2003                                $  150,000.00
                  September 30, 2003                           $  150,000.00
                  March 31, 2004                               $5,000,000.00
                  September 30, 2004                           $5,000,000.00
                  March 31, 2005                              $47,000,000.00;

provided, however, that the final principal installment shall be equal to the aggregate principal amount of the Term B Advances outstanding on such date.

         (c) Revolving Credit Advances . The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

         (d) Swing Line Advances . The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date for such Swing Line Advance (which maturity date shall be no later than the seventh day after the requested date of such Swing Line Advance) and the Revolving Credit Termination Date.

         (e) Letter of Credit Advances . (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Revolving Credit Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                           (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating to any of the foregoing (all of the foregoing being, collectively, the "L/C Related Documents");

                           (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                           (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any material respect or any statement therein being untrue or inaccurate in any material respect; or

                           (E) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents.

         SECTION 2.05.  Termination or Reduction of the Commitments .

         (a) Optional . The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) shall be made ratably among the appropriate Lenders in accordance with their Commitments with respect to such Facility.

         (b) Mandatory . (i) On the date of the Term A Borrowing, after giving effect to such Term A Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding; provided, however, that the Term A Commitments shall terminate, and all Advances made thereunder shall be repaid in full, no later than September 30, 2003.

                  (ii) On the date of the Term B Borrowing, after giving effect to such Term B Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding; provided, however, that the Term B Commitments shall terminate, and all Advances made thereunder shall be repaid in full, no later than March 31, 2005.

                  (iii) On and after the date that all Term A Advances and Term B Advances shall have been permanently reduced to zero, the Revolving Credit Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i), (ii),
(iii) or (iv) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

                  (iv) The Swing Line Facility and the Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility (i) by the amount, if any, by which the amount of any such Facility exceeds the Revolving Credit Facility, and (ii) on a pro rata basis in the event the aggregate of all such Facilities exceeds the Revolving Credit Facility, in each case, after giving effect to such reduction of the Revolving Credit Facility.

                  (v) In the event the Closing Date shall not have occurred by April 30, 1998, then all of the Commitments shall be automatically terminated and this Agreement shall be of no further force or effect, unless the Closing Date is extended by mutual agreement.

         SECTION 2.06.  Prepayments .

         (a) Optional . The Borrower may, without premium or penalty, upon at least three (3) Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding aggregate principal amount of the Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor without payment by the Borrower of the amounts, if any, provided for in Section 8.04(c). Each prepayment made pursuant to this Section 2.06(a) shall, at the Borrower's option, be applied to either (i) repay the Facilities in the following manner: first, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; second, to prepay Swing Line Advances then outstanding until such Advances are paid in full; and third, to prepay Revolving Credit Advances then outstanding until such Revolving Credit Advances are paid in full; or (ii) be applied to repay the Facilities in the following manner: first, ratably to the Term A Facility and the Term B Facility, and ratably to each unpaid installment of principal of each of the Term Facilities until such installments are paid in full; second, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; third, to prepay Swing Line Advances then outstanding until such Advances are paid in full; fourth, to prepay Revolving Credit Advances then outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(iii)) until such Revolving Credit Advances are paid in full; and fifth, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable.

         (b) Mandatory . (i) Effective September 29, 1999, within ninety (90) days following the end of each Fiscal Year in which the ratio of Consolidated Debt to EBITDA for such Fiscal Year exceeds 2.00:1, the Borrower shall execute and deliver to the Administrative Agent a certificate of the Borrower's Chief Executive Officer or Chief Financial Officer demonstrating its calculation of Excess Cash Flow for such Fiscal Year along with a prepayment of the then outstanding Advances equal to fifty percent (50%) of the annual Excess Cash Flow.

                  (ii) Within fifteen (15) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from the sale, lease, transfer or other disposition of any property or assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of Inventory in the ordinary course of business or sales in the ordinary course of business of Equipment that is no longer used or useful in the business of the Borrower or such Subsidiary), the Borrower shall prepay the then outstanding Advances in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds in excess of $1,000,000 in any Fiscal Year.

                  (iii) Within fifteen (15) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Debt Issuance and, if the ratio of Consolidated Debt to EBITDA at the end of each fiscal quarter in the most recently completed four consecutive fiscal quarters of the Borrower exceeds 2.50:1, within fifteen (15) days after the receipt by any Loan Party or any of its Subsidiaries of Net Cash Proceeds from any Equity Issuance, the Borrower shall prepay the then outstanding Advances in an amount equal to, with respect to any (x) Debt Issuance, one hundred percent (100%), and (y) Equity Issuance, thirty three percent (33%), of such Net Cash Proceeds.

                  (iv) Within fifteen (15) days after receipt of Net Cash Proceeds by the Borrower or any of its Subsidiaries from any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (i), (ii) or (iii) above, the Borrower shall prepay the then outstanding Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of $1,000,000 in the aggregate.

                  (v) Each prepayment made pursuant to clause (i), (ii), (iii) or (iv) shall be applied to prepay the Facilities in the following manner: first, ratably to the Term A Facility and the Term B Facility, and ratably to each unpaid installment of principal of each of the Term Facilities until such installments are paid in full; second, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; third, to prepay Swing Line Advances then outstanding until such Advances are paid in full; fourth, to prepay Revolving Credit Advances then outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(iii)) until such Revolving Credit Advances are paid in full; and fifth, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. The amount remaining (if any) after the required prepayment of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. Upon the termination of all of the Commitments and the indefeasible payment in full of all Obligations, including, without limitation, termination or expiration of all Letters of Credit and the indefeasible payment in full of all Obligations in respect of all Letters of Credit, then all amounts remaining on deposit in the L/C Cash Collateral Account shall be returned to the Borrower.

                  (vi) The Borrower shall, within fifteen (15) days following the end of each month in each Fiscal Year, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (vii) At any time that the aggregate amount of Revolving Credit Advances outstanding exceeds the Revolving Credit Availability, the Borrower shall immediately repay Revolving Credit Advances to the extent necessary to reduce the principal balance of Revolving Credit Borrowings to an amount equal to or less than the Revolving Credit Availability.

         (c) Application of Prepayments to the Term A Facility and the Term B Facility . Upon receipt of any amounts to be applied to the prepayment in respect of the Term A Facility and the Term B Facility pursuant to this Section 2.06, the Administrative Agent shall apply such amounts to the prepayment of the Term A Advances and Term B Advances ratably; provided, however, that if within five (5) Business Days of receiving notice from the Administrative Agent of a prepayment any Term B Lender notifies the Administrative Agent that it elects to refuse to accept the prepayment of its Term B Advances, and the Borrower upon five (5) Business Days' notice consents to such refusal, the Administrative Agent shall apply the portion of such prepayment that would have been allocated to the repayment of such Lender's Term B Advances, to the prepayment of the Advances of the Lenders under the Term A Facility and of the Advances of the Term B Lenders which have not so refused ratably to each unpaid installment of principal of each such Facility (and, if all Lenders under the Term B Facility elect to refuse their ratable share of such prepayment, only to the Advances of the Lenders under the Term A Facility). If any Term B Lender shall not give notice to the Administrative Agent within such five (5) Business Day period, the Administrative Agent shall assume that such Lender shall have accepted such prepayment.

         SECTION 2.07. Interest .

         (a) Scheduled Interest . The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Prime Rate Advances . During such periods as such Advance is a Prime Rate Advance, a rate per annum equal at all times to the sum of (x) the Prime Rate in effect from time to time plus (y) the Applicable Margin for such Advance in effect from time to time, payable in arrears monthly on the last day of each month during such periods and on the date such Prime Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances . During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin for such Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

         (b) Default Interest . (i) With respect to any principal amount of any Advance not paid when due by the Borrower (whether at the stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such unpaid principal amount, in arrears on the dates referred to in clause (a)(i) or
(a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) with respect to the amount of any interest, fee or other amount payable hereunder not paid when due (whether at the stated maturity, by acceleration or otherwise) the Borrower shall pay interest on such amount to the fullest extent permitted by law from the date such amount shall be due until such amount shall be paid in full, in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Prime Rate Advances pursuant to clause (a)(i) above.

         (c) Notice of Interest Rate . Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), the Administrative Agent shall give notice to the Borrower and each appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or
(ii).

         SECTION 2.08. Fees .

         (a) Commitment Fees . The Borrower shall pay to the Administrative Agent, for the account of the Lenders, commitment fees, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Revolving Credit Termination Date payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 1998, and on the Revolving Credit Termination Date, at a rate per annum equal to 0.500% per annum on the average daily Unused Revolving Credit Commitment of such Lender; provided, however, that the commitment fee shall be decreased to .375% per annum for any periods when the ratio of Consolidated Debt to EBITDA is less than 3.25:1, determined in the same manner as is the Applicable Margin for the Term A Facility or the Revolving Credit Facility. For purposes of this clause (a), Swing Line Advances shall not constitute utilization of the Revolving Credit Commitments of the Revolving Credit Lenders. Notwithstanding the foregoing, prior to the date which is six months from the date hereof, the rate per annum on the average daily Unused Revolving Credit Commitment of such Lender shall be equal to .500%.

         (b) Letter of Credit Fees . (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 1998, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Revolving Credit Termination Date, .25% of which shall be payable to the Issuing Bank for its own account, and the remainder of which shall be payable based on each such Lender's (including the Issuing Bank's) Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin then in effect for Eurodollar Advances under the Revolving Credit Facility.

                  (ii) In addition to the foregoing fees described in (i) above, the Borrower shall pay to the Issuing Bank, for its own account, transfer fees and other customary fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

         (c) Administrative Agent's Fees . The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

         SECTION 2.09.  Conversion of Advances .

         (a) Optional . The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Prime Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances unless the Borrower pays the amounts, if any, provided for in Section 8.04(c), any Conversion of Prime Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.01(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

         (b) Mandatory . (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $500,000, such Advances shall automatically Convert into Prime Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default and the acceleration of the Notes, interest thereon and other amounts payable by the Borrower under this Agreement and the other Loan
Documents pursuant to Article VI, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         SECTION 2.10. Increased Costs, Etc .

         (a) If, due to either (i) any change in reserve requirements included in the Eurodollar Rate Reserve Percentage, or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) effective after the date hereof, there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate or Prime Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section
2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative
Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If, due to either (i) any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) effective after the date hereof, there shall be any increase in the amount of capital required or reasonably expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

         (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed greater than 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

         (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to find or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender.

         SECTION 2.11. Payments and Computations .

         (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 3:00 P.M. (New York time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative
Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent shall distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

         (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

         (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.12. Taxes .

         (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, net income taxes that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party or the
Administrative Agent by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Lender Party by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

         (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this
Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Lender Party or the Administrative Agent, as the case may be, for such a liability arising from such Lender Party's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date such Lender Party or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

         (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the
Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two (2) original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

         (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

         SECTION 2.13. Sharing of Payments, Etc . If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (i) on account of Obligations due and payable to such Lender Party hereunder or under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender Party at such time to (y) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder or under the Notes at such time obtained by all the Lender Parties at such time or (ii) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing to such Lender Party at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and each such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (x) the purchase price paid to such Lender Party to (y) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (x) the amount of such other Lender Party's required repayment to (y) the total amount of such required repayments to the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered.

The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.14. Use of Proceeds . The proceeds of the Term A Advances and Term B Advances shall be available and the Borrower shall use such proceeds solely to fund a dividend to Holdings (and ultimately to UTC) which shall be used by UTC to (i) finance, in part, the defeasance or repayment of the UTC Senior Notes, (ii) to reduce the principal amount outstanding under the UTC Existing Revolving Credit Facility, and (iii) to pay fees and expenses related to the items referred to in clauses (i) and (ii). The proceeds of the Revolving Credit Advances and issuances of Letters of Credit shall be available, and the Borrower shall use such proceeds and Letters of Credit solely (A) to finance working capital of the Borrower, (B) to fund a dividend to Holdings on the Closing Date in an amount not to exceed $5,000,000 and (C) to pay fees and expenses related to the Facilities. In no event shall the dividend to Holdings from the Borrower on the Closing Date exceed $95,000,000.

         SECTION 2.15. Defaulting Lenders . (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Prime Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (i) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (ii) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

         (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents, payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

                  (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

                  (ii) second, to the Lender Parties for any Defaulted Amounts then owing to such Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

         (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Fleet, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Fleet's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such
Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;
                  (ii) second, to the Lender Parties for any amount then due and payable by such Defaulting Lender to such Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such Lender Parties; and

                  (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents in such manner as the Administrative Agent shall reasonably direct.

         (d) The rights and  remedies  against a  Defaulting  Lender  under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

         SECTION 2.16. Source of Funds . To the extent payment of the Advances hereunder is made by or on behalf of an insurance company, bank or an entity deemed to hold assets of any employee benefit plan subject to ERISA or other plan as defined in and subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code pursuant to the applicable Department of Labor regulations (the "Plan Asset Regulations"), or any such plan acting on its own behalf, such insurance company, bank, entity or plan warrants and represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such insurance company, bank, entity or plan to pay the Advances hereunder:

         (a) the Source consists of plan assets subject to discretionary authority or control of an in-house asset manager ("INHAM") as such term is defined in Section IV(a) of Prohibited Transaction Class Exemption 96-23 (issued April 10, 1996) ("PTCE 96-23"), and the payment of the Advances hereunder is exempt under the provisions of PTCE 96-23; or

         (b) the Source is an "insurance company general account" as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) "PTCE 95-60"), and the payment of the Advances hereunder is exempt under the provisions of PTCE 95-60; or

         (c) the Source is (x) an insurance company pooled separate account within the meaning of Prohibited Transaction Class Exemption 90-1 (issued January 29, 1990) "PTCE 90-1") or (y) a bank collective investment fund, within the meaning of Prohibited Transaction Class Exemption 91-38 (issued July 12,
1991) ("PTCE 91-38") and, except as such insurance company or bank has disclosed to the Borrower in writing pursuant to this paragraph (c), no plan or group of plans maintained by the same employer or employee organization, beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; and, in either such case, all records necessary to establish the availability of each exemption by reason thereof will be maintained and made available as required by the terms of such exemption; or

         (d) the Source is an "investment fund" within the meaning of Part V of Prohibited Transaction Class Exemption 84-14 (issued March 13, 1984) (the "QPAM Exemption") managed by a "qualified professional asset manager" ("QPAM") within the meaning of Part V of the QPAM Exemption) which has been identified pursuant to this paragraph (d), such that the payment of the Advances by or on behalf of such investment fund is exempt from the application of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code, provided that no party to the transactions described in this Agreement and no affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such party has, or at any time during the immediately preceding year exercised, the authority to appoint or terminate the identified QPAM as manager of the assets of any employee benefit plan that has an interest in such investment fund (which plans have been identified pursuant to this paragraph (d)) or to negotiate the terms of such QPAM's management agreement on behalf of any such identified plan; or

         (e) the Source is a "governmental plan" as defined in Title I, Section 3(32) of ERISA; or

         (f) the Source is one or more "employee benefit plans" (or other plan as defined in and subject to Section 4975 of the Internal Revenue Code) or a separate account, trust fund or other entity comprised of one or more such plans (determined after giving effect to the Plan Asset Regulations) each of which has been identified to the Borrower in writing pursuant to this paragraph (f); or

         (g) the Source does not include assets of any employee benefit plan or other plan, other than a plan exempt from coverage under ERISA and from the prohibited transactions of Section 4975 of the Internal Revenue Code.


                  ARTICLE III

                              CONDITIONS OF LENDING

         SECTION 3.01. Conditions Precedent to Initial Extension of Credit . The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of each of the following conditions precedent before or concurrently with the Initial Extension of Credit:

         (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and in sufficient copies (except for the Notes), for each Lender Party:

                  (i) The Notes payable to the order of the Lenders duly executed by the Borrower.

                  (ii) A security agreement in substantially the form of Exhibit G granting to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in all of the personal property and assets of the Borrower and each Domestic Subsidiary of the Borrower (together with each other security agreement delivered pursuant to Section 5.01(m), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each a "Security Agreement"), duly executed by the Borrower and each Domestic Subsidiary of the Borrower, together with:

                           (A) proper, duly executed financing statements under the Uniform Commercial Code of all jurisdictions that the
         Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement;

                           (B) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed that name the Borrower, any other Loan Party or UTC as debtor, together with copies of such financing statements;

                           (C) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby;

                           (D) evidence of the insurance required by the terms
of the Security Agreement;

                           (E) copies of the Assigned Agreements, if any, referred to in the Security Agreement, together with a consent to such assignments, if any, in substantially the form of Exhibit C to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Borrower;

                           (F) certificates representing the Pledged Shares referred to in the Security Agreement, accompanied by undated stock powers executed in blank;

                           (G) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens and security interests created under the Security Agreement has been taken.

                  (iii) (A) Fully executed counterparts of Mortgages duly executed by the applicable Loan Party, together with evidence that counterparts of the Mortgages have been delivered to a title insurance company (reasonably acceptable to the Lenders) insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the reasonable judgment of the Lenders, to create a valid and enforceable first priority lien on each Mortgaged Property listed on Schedule 4.01(aa) (subject only to Permitted Real Property Encumbrances) in favor of Administrative Agent (or a trustee acting on behalf of Administrative Agent required or desired under local law) for the benefit of the Secured Parties;

                           (B) Mortgagee title insurance policies (or binding commitments to issue such title insurance policies) which shall (1) be issued to Administrative Agent for the benefit of the Secured Parties by title insurance companies reasonably satisfactory to the Administrative Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Administrative Agent insuring that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances and other Liens except Permitted Real Property
         Encumbrances, (2) be in form and substance reasonably satisfactory to the Administrative Agent (3) include, as appropriate, an endorsement for future advances under this Agreement, the Notes and the Mortgages and such other endorsements that the Administrative Agent in its discretion may reasonably request, (4) not include an exception for mechanics' liens, and (5) provide for affirmative insurance and such reinsurance (including direct access agreements) as the Administrative Agent in its discretion may reasonably request; and

                           (C) Surveys, in form and substance reasonably satisfactory to the Administrative Agent, of each Mortgaged Property listed on Schedule 4.01(aa), dated a recent date reasonably acceptable to the Administrative Agent, certified by a licensed professional surveyor in a manner reasonably satisfactory to the Administrative Agent for the benefit of the Lenders.

                  (iv) An intellectual property security agreement in substantially the form of Exhibit H hereto granting to the Administrative Agent for the ratable benefit of the Lenders a first priority security interest in all of the Borrower's and each of its Domestic Subsidiaries' intellectual property (together with each other intellectual property security agreement delivered pursuant to Section 5.01(m), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each an "Intellectual Property Security Agreement"), duly executed by the Borrower and each Domestic Subsidiary of the Borrower, together with evidence that all action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken.

                  (v) A pledge agreement substantially in the form of Exhibit I hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Holdings Pledge Agreement") pursuant to which all of the issued and outstanding capital stock of the Borrower shall be pledged to the Administrative Agent as security for the Obligations, together with the certificates representing all shares pledged thereunder and undated stock powers executed in blank with respect thereto.

                  (vi) A guaranty in substantially the form of Exhibit J hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Holdings Guaranty"), duly executed by Holdings.

                  (vii) Certified copies of resolutions of the Board of Directors of each Loan Party approving this Agreement, the Notes, and each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Notes and each other Loan Document.

                  (viii) A copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

                  (ix) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated within five (5) Business Days of the date of the Initial Extension of Credit, listing the charter of each Loan Party and each amendment thereto on file in its office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in its office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                  (x) A copy of a certificate of the Secretary of State of each State listed on Schedule 3.01(a)(x), dated reasonably near the date of the Initial Extension of Credit, stating that each Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (xi) A certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer and the Secretary or an Assistant Secretary of such Loan Party, dated the date of the Initial Extension of Credit (the statements made in such certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(viii), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date of the Initial Extension of Credit, (C) the due incorporation and good standing of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth in all material respects of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (xii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes, each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                  (xiii) Such financial, business and other information regarding each Loan Party and each such Person's Subsidiaries as any of the Lenders shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, Environmental Actions, Environmental Permits, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements of UTC dated September 28, 1997, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available, pro forma financial statements as to each of the Loan Parties and forecasts prepared by management of the Borrower, all in form and substance reasonably satisfactory to the Lenders.

                  (xiv) A Notice of Borrowing with respect to each Facility pursuant to which the Borrower shall request an Initial Extension of Credit in an aggregate amount of not more than $97,500,000.

                  (xv)     A Borrowing Base Certificate.

         (b) The Initial Lenders shall be reasonably satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including, without limitation, the terms and conditions of the charter, by-laws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

         (c) The Initial Lenders shall be satisfied that all Existing Debt, other than the Debt identified on Schedule 4.01(z) (the "Surviving Debt"), shall, contemporaneously with the Initial Extension of Credit, be prepaid, redeemed or defeased in full or otherwise satisfied and extinguished. The Initial Lenders shall be satisfied that the UTC Senior Notes shall, contemporaneously with the Initial Extension of Credit, be prepaid, redeemed or defeased in full or otherwise satisfied and extinguished. The principal amount outstanding under the UTC Existing Revolving Credit Facility shall not exceed $10,000,000 and the terms of the CIT Financing Agreement shall have been amended to the reasonable satisfaction of the Administrative Agent to, in addition to other amendments which the Administrative Agent may have reasonably requested, eliminate (i) the Lien on those assets which are Collateral, including, without limitation, the Lien on the issued and outstanding shares of the Borrower held by Holdings, (ii) the Lien on the issued and outstanding shares of Holdings and
(iii) any obligations of the Borrower or Holdings under the UTC Existing Revolving Credit Facility.

         (d) There shall have occurred no Material Adverse Change with respect to UTC and its Subsidiaries, taken as a whole, or of the High Performance Plastics segment of UTC individually (or, after the Closing Date, of the Borrower and its Subsidiaries, taken as a whole), since September 28, 1997.

         (e) Other than the litigation described in Schedule 3.01(e) (the "Disclosed Litigation"), there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that (i) could reasonably be expected to (A) have a material adverse effect on the business, financial condition, results of operations or properties of the Borrower and its Subsidiaries, taken as a whole, (B) adversely affect the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents or (C) materially and adversely affect the rights and remedies of the Administrative Agent and the Lender Parties under the Loan Documents or (ii) purports to materially and adversely affect any aspect of the Transaction or the Facilities (collectively, a "Material Adverse Effect").

         (f) All governmental and third party consents and approvals necessary in connection with each aspect of the Facilities shall have been obtained (without the imposition of any conditions that are not acceptable to the Initial Lenders in their reasonable judgment) and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Initial Lenders that restrains, prevents or imposes materially adverse conditions upon any aspect of the Facilities.

         (g) All of the information, taken as a whole, provided by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent and the Initial Lenders prior to their commitment in respect of the Facilities (the "Pre-Commitment Information") shall be true and correct in all material respects, and no development or change shall have occurred, and no additional information shall have come to the attention of the Administrative Agent or the Initial Lenders, that (i) has resulted in or could reasonably be expected to result in a material change in, or material deviation from, the Pre-Commitment Information, taken as a whole, or (ii) has had or could reasonably be expected to have a Material Adverse Effect.

         (h) UTC, the Borrower and each Guarantor shall have each delivered a certificate, in form and substance reasonably satisfactory to the Administrative Agent, attesting to the Solvency of UTC, the Borrower or Guarantor, as applicable, immediately before and immediately after giving effect to the Transaction, from its respective Chief Financial Officer.

         (i) The Borrower shall have demonstrated to the Administrative Agent's reasonable satisfaction that: (i) the operations of the Borrower and its Subsidiaries comply in all material respects with applicable Environmental Laws;
(ii) such operations are not the subject of any federal, state or local investigation evaluating the need for remedial action involving a material expenditure to respond to such Environmental Actions; (iii) neither the Borrower nor any Guarantor has or could reasonably be expected to have any material contingent liability in connection with any Environmental Action; and (iv) the Borrower has provided to the Administrative Agent and any required government agency the environmental disclosure documents or waiver thereof required under the Indiana Responsible Property Transfer Law for the Mortgaged Property located in Warsaw, Indiana.

         (j) The Lenders shall be reasonably satisfied that (i) the Borrower and its Subsidiaries will be able to meet in all material respects their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Borrower and its Subsidiaries are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and
(iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability. The Borrower shall have delivered to the Administrative Agent copies of each employment agreement and other compensation arrangement with each executive officer of each Loan Party.

         (k) The Administrative Agent shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and its Subsidiaries, and the Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming any part of the Lenders' Collateral under the Security Agreement and the other Loan Documents and Collateral Documents.

         (l) The Administrative Agent shall have received reasonably satisfactory opinions of counsel for the Borrower and the Guarantors and local and special counsel to the extent reasonably requested by the Administrative Agent, as to the Transaction.

         (m) There shall exist no Default or Event of Default under any of the Loan Documents, and all legal matters incident to the Initial Extension of Credit shall be reasonably satisfactory to counsel for the Administrative Agent.

         (n) All accrued reasonable fees and expenses of the Administrative Agent and the Initial Lenders (including the reasonable fees and expenses of counsel for the Administrative Agent and local counsel for the Administrative Agent) shall have been paid.

         (o) All Advances made under this Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Federal Reserve Regulations G, T, U, and X.

         (p) The Administrative Agent shall have received a duly executed and delivered counterparts of landlord waivers from all landlords and leasehold mortgage holders and bailee letters from all warehousemen and bailees with respect to any Inventory located at a location that is not owned by the Borrower, as reasonably deemed necessary or desirable by the Administrative Agent, to preserve the Administrative Agent's rights in Collateral. The Administrative Agent shall also have received such bank consent agreements, third party consents, intercreditor agreements or other agreements, as reasonably deemed necessary or desirable by the Administrative Agent, to preserve the Administrative Agent's rights in the Collateral.

         (q) The Borrower and UTC shall have entered into a tax sharing agreement (the "Tax Sharing Agreement") on terms and conditions reasonably satisfactory to the Administrative Agent which shall provide, among other things, that (i) if no Event of Default shall have occurred and be continuing, the Borrower may fund dividends to Holdings (and ultimately to UTC) in an amount equal to the tax liability which would have been payable by the Borrower if it were an independent taxpayer (irrespective of any net operating losses which UTC may possess) and (ii) if an Event of Default shall exist and be continuing, the Borrower may fund dividends to Holdings (and ultimately to UTC) in the amount of the actual tax liability incurred by UTC (after giving effect to any net operating losses which UTC may possess) which would have been payable by the Borrower if it were an independent taxpayer (each of the dividends described in (i) and (ii), a "Tax Liability Dividend").

         (r) The Borrower and UTC shall have entered into a management agreement (the "Management Agreement") on terms and conditions reasonably satisfactory to the Administrative Agent which agreement shall provide that: (i) the obligation of the Borrower to pay a management fee to UTC for certain management consulting services provided by UTC to the Borrower shall not exceed 2% of the annual sales of the Borrower (the "Subordinated Management Fee") and such fee shall be subordinate to, and rank junior in right of payment to, the Obligations of the Borrower under the Loan Documents, (ii) no payments of the Subordinated Management Fee shall be made after the occurrence and during the continuation of an Event of Default, (iii) the obligation of the Borrower to pay a management fee to UTC for certain administrative services provided by UTC to the Borrower shall not exceed 1.5% of the annual sales of the Borrower (the "Management Services Fee") and such services shall be provided by UTC on terms that are fair and reasonable and no less favorable to the Borrower than it could obtain in a comparable arms-length transaction with a Person not an Affiliate, (iv) the directors and officers of UTC that are executives of the Borrower shall own as a group and retain a certain minimum ownership of the issued and outstanding shares of UTC throughout the term of such agreement and (v) certain of the existing directors and officers of UTC that are executives of the Borrower shall continue to be executives of the Borrower throughout the term of such agreement.

         (s) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing shall be reasonably satisfactory to counsel for the Administrative Agent.

         SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance . The obligation of each appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to
Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance thereof) or renew a Letter of Credit and the right of the Borrower to request the issuance or renewal of a Letter of Credit, shall each be subject to the further conditions precedent that on the date of each such Borrowing or issuance or renewal:

         (a) Each of the conditions precedent listed in Section 3.01 shall continue to have been satisfied in all material respects or waived in accordance with this Agreement.

         (b) The Administrative Agent shall have received a certificate signed by a duly authorized Responsible Officer of the Borrower, dated the date of such Borrowing or issuance or renewal, stating that (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, or Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of a Borrowing or of a Letter of Credit or the renewal of a Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true in all material respects):

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be correct in all material respects only as of such specified date);

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default; and

                  (iii) for each Revolving Credit Advance, Swing Line Advance made by the Swing Line Bank or issuance or renew of any Letter of Credit, the Borrowing Base equals or exceeds the aggregate principal amount of the Revolving Credit Advances plus Swing Line Advances plus Letter of Credit Advances plus the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to such Advances or issuance or renewal, respectively.

         (c) The Administrative Agent shall have received such other approvals, opinions or documents as any appropriate Lender through the Administrative Agent may reasonably request.

         SECTION 3.03. Determinations Under Section 3.01 . For purposes of determining compliance with the conditions specified in Section 3.01, each Initial Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Initial Lenders unless an officer of the Administrative Agent responsible for the Transaction shall have received written notice from such Initial Lender prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Initial Lender shall not have made available to the Administrative Agent such Initial Lender's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


         SECTION 4.01. Representations and Warranties of the Borrower . The Borrower represents and warrants as follows:

         (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except for such government licenses, permits and other approvals, the failure of which to have could not have a Material Adverse Effect.

         (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except for such government licenses, permits and other approvals, the failure of which to have could not have a Material Adverse Effect. UTC beneficially owns and controls, directly or indirectly, one hundred percent (100%) of the issued and outstanding shares of each class of the capital stock of the Borrower.

         (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the consummation by such Loan Party of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws,
(ii) violate any law (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument or agreement, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or was required by any Loan Party for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes or any other Loan Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect in all material respects. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

         (e) This Agreement has been, and each of the Notes and each other Loan Document has been or when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes and each other Loan Document has been or when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor's' rights generally.

         (f) (i) The consolidated balance sheets of UTC and its Subsidiaries as at September 28, 1997, and the related consolidated statements of income and consolidated statements of cash flows of UTC and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of Deloitte & Touche LLP ("Deloitte"), independent public accountants; (ii) the consolidating balance sheets of UTC and its segments as at September 28, 1997, and the related consolidating statements of income and consolidating statements of cash flows of UTC and its segments for the Fiscal Year then ended, accompanied by an opinion or a review report of Deloitte; and (iii) the Consolidated and consolidating balance sheet of UTC and its Subsidiaries and segments as at December 28, 1997 and the related Consolidated and consolidating statements of income and cash flows of UTC and its Subsidiaries and segments for the three (3) months then ended, duly certified by the Chief Financial Officer of the Borrower copies of which have been furnished to the Administrative Agent, fairly present in all material respects, subject, in the case of said balance sheet as at December 28, 1997 and said statements of income and cash flows for the three (3) months then ended, to normal year-end and audit adjustments, the Consolidated and consolidating financial condition of UTC and its Subsidiaries as at such dates and the Consolidated and consolidating results of the operations of UTC and its Subsidiaries and segments for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and, since September 28, 1997, there has been no Material Adverse Change in the business, condition (financial or otherwise), results of operations or properties of UTC and its Subsidiaries, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole.

         (g) The Information Memorandum and the Pre-Commitment Information, taken as a whole, and the representations and warranties in, and Schedules to, this Agreement and the other Loan Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading.

         (h) Other than the Disclosed Litigation, there is no action, suit, investigation, litigation or proceeding pending against the Borrower, any other Loan Party or any of their respective Subsidiaries, including, without limitation, any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect.

         (i) Neither the Borrower nor any other Loan Party nor any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (j) Except as set forth on Schedule 4.01(j) hereto, neither the Borrower nor any of its ERISA Affiliates maintains or has maintained any Plans or Multiemployer Plans. Set forth on Schedule 4.01(j) is a complete and accurate list of all Welfare Plans and all defined contribution plans in respect of which any Loan Party could have liability.

         (k) Except as set forth in the financial statements referred to in this
Section 4.01 and in Section 5.05, neither the Borrower, any of the other Loan Parties nor any of their respective Subsidiaries has any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

         (l) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

         (m) Except as set forth on Schedule 4.01(m), the operations and properties of each Loan Party and each of its Subsidiaries comply in all known material respects with all applicable Environmental Laws and Environmental Permits, all known past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs owing by any Loan Party, and, to the best of such Loan Party's knowledge, no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

         (n) Except as disclosed on Schedule 4.01(n) or in the environmental assessment reports listed on Schedule 4.01(n) hereto, (i) none of the properties currently or, to the best of such Loan Party's knowledge, formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state or local list or is adjacent to any such property; (ii) there are no and, to the best of its knowledge, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or, to the best of its knowledge, have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) to the best of such Loan Party's knowledge, Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any Loan Party or any of its Subsidiaries, or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries.

         (o) Except as disclosed on Schedule 4.01(o) or in the environmental assessment reports listed on Schedule 4.01(n), none of UTC (with respect to periods prior to the Closing Date and with respect to the High Performance Plastics segment of UTC only), any Loan Party or any of the Subsidiaries of any Loan Party is undertaking or has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or Remedial, Response or Removal action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation owned, leased, used or operated by the Borrower on and after the Closing Date, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and, to the best of such Loan Party's knowledge, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party or any of its Subsidiaries or any property formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

         (p) Except as set forth on Schedule 4.01(p), none of UTC, any Loan Party or any of the Subsidiaries of any Loan Party is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

         (q) The Collateral Documents create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a valid security interest in the Collateral securing the payment of the Obligations. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or expressly permitted under the Loan Documents.

         (r) UTC and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

         (s) Set forth on Schedule 4.01(s) is a complete and accurate list of each taxable year of UTC and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

         (t) There is no unpaid amount of adjustments to the Federal income tax liability of UTC or any of its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (u) There is no unpaid amount of adjustments to the state, local and foreign tax liability of UTC or any of its Subsidiaries proposed by any state, local or foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns). No issues have been raised by such taxing authorities that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (v) No "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to UTC.
         (w) Neither UTC nor any Loan Party or any of such Loan Party's Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the Transaction, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations G, T, U or X of the Federal Reserve Board. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

         (x)  Each  Loan  Party  is,   individually   and   together   with  its
Subsidiaries, Solvent.

         (y) Set forth on Schedule 4.01(y) is a complete and accurate list of all Existing Debt the principal amount of which is greater than $250,000, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

         (z) Set forth on Schedule 4.01(z) is a complete and accurate list of all Surviving Debt the principal amount of which is greater than $100,000, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

         (aa) Set forth on Schedule 4.01(aa) is a complete and accurate, in all material respects, list of all real property owned by any Loan Party or any of its Subsidiaries or in which any Loan Party has an interest as a contract vendee (each a "Mortgaged Property" and, collectively, the "Mortgaged Properties"), showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Such Loan Party or such Subsidiary has good and marketable fee simple title to such Mortgaged Property, free and clear of all Liens, other than Permitted Real Property Encumbrances and Permitted Liens. The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable security interest in and Lien on all of the Mortgaged Property (and will create a valid and enforceable security interest in and Lien on all fixtures and improvements related to such Mortgaged Property and affixed or added thereto on or after the Closing Date) in favor of the Administrative Agent (or such other trustees that may be named therein) for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Property may be subject to the Permitted Real Property Encumbrances related thereto and Permitted Liens) and subject to no other Liens (other than Permitted Real Property Encumbrances and Permitted Liens).

         (bb) Set forth on Schedule 4.01(bb) is a complete and accurate, in all material respects, list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the best knowledge of each Loan Party, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.
         (cc) Set forth on Schedule 4.01(cc) is a complete and accurate, in all material respects, list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Except as could not reasonably be expected to have a Material Adverse Effect, each such Material Contract has been duly authorized, executed and delivered by the Loan Parties that are parties thereto, has not been amended or otherwise modified (except as set forth on Schedule 4.01(cc)), is in full force and effect and is binding upon and enforceable against the Loan Parties that are parties thereto in accordance with its terms. There exists no material default under any Material Contract by the Borrower or any of its Subsidiaries party thereto and, to the best knowledge of each Loan Party, there exists no material default under any Material Contract by any other party thereto.

         (dd) Set forth on Schedule 4.01(dd) is a complete and accurate list of all Investments in excess of $250,000 held by any Loan Party or any of its Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

         (ee) Set forth on Schedule 4.01(ee) is a complete and accurate, in all material respects, list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Each Loan Party and each of their respective Subsidiaries owns or has rights to use all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary to conduct its business as now or heretofore conducted by it except, in any case, where the failure to so own or have rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party and each of their respective Subsidiaries conducts its business and affairs without infringement of or interference with any patent, trademark, trade name, service mark, copyright or other intellectual property of any other Person that could reasonably be expected to have a Material Adverse Effect or as otherwise disclosed on Schedule 4.01(ee). The Intellectual Property Security Agreement creates, as security for the obligations purported to be secured thereby, a valid and enforceable security interest in and Lien on all of the Collateral purported to be covered thereby in favor of the Administrative Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons.

         (ff) No broker's or finder's fees or commissions or any similar fees or commissions will be payable by any Loan Party or any of its Subsidiaries with respect to the incurrence and maintenance of the Obligations, any other transaction or any services rendered in connection with such Transaction except that the Borrower has retained Jesup & Lamont Capital Markets, Inc. to advise it on the Transaction and will be responsible for payment of all of such firm's fees. The Borrower hereby covenants and agrees to indemnify the Administrative Agent and each Lender Party against and hold the Administrative Agent and each Lender Party harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions.


                  ARTICLE V
                 COVENANTS OF THE BORROWER AND ITS SUBSIDIARIES

         SECTION 5.01. Affirmative Covenants . So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

         (a) Compliance with Law . Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance in all material respects with ERISA.

         (b) Payment of Taxes, Etc . Timely pay and discharge, and cause each of its Subsidiaries to timely pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law (without the entry of a judgment) become a Lien upon its property; provided, however, that the Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained if required by GAAP, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against the Borrower or any of its Subsidiaries.

         (c)  Compliance  with  Environmental  Laws . Comply,  cause each of its
Subsidiaries and use its best efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits reasonably necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any Removal, Remedial or other Response action necessary to remove and clean up all Hazardous Materials from any of its properties as required or ordered by any governmental authority under any applicable Environmental Laws; provided, however, that the Borrower and its Subsidiaries shall not be required to undertake any such Removal, Remedial or Response action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves as reasonably determined by the Administrative Agent are being maintained with respect to such circumstances.

         (d) Preparation of Environmental Reports. Upon a reasonable belief that the Borrower or any of its Subsidiaries has breached any covenant or representation with respect to environmental matters in any material respect or that there has been a material violation of Environmental Laws by the Borrower or one of its Subsidiaries, the Administrative Agent may, upon reasonable prior written notice, from time to time in its reasonable discretion, retain, at the Borrower's expense, an independent professional consultant reasonably acceptable to the Borrower to prepare environmental site assessment reports for the Borrower or any of its Subsidiaries and/or to review any report relating to Hazardous Materials prepared by or for the Borrower and the Administrative Agent may conduct its own investigation of such matter at any facility or property currently owned, leased, operated or used by the Borrower or one of its
Subsidiaries and the Borrower agrees to use its best efforts to obtain permission for the Administrative Agent's professional consultant to conduct its own investigation of any such matter at any facility or property previously owned, leased, operated or used by the Borrower or one of its Subsidiaries. The Borrower and its Subsidiaries hereby grant to the Administrative Agent, its employees, consultants and contractors, the right to enter into or onto the facilities or properties currently owned, leased, operated or used by the Borrower or its Subsidiaries upon reasonable notice to the Borrower to perform such assessments on such property as are necessary to conduct such a review and/or investigation. Any such investigation of any such facility or property shall be conducted, unless otherwise agreed to by the Borrower and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any facility or property or to cause any damage or loss to any facility or property. The Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent will be obtained and shall be used by the Administrative Agent and Lender Parties for the sole purpose of internal credit decisions to monitor and police the Advances and/or protect the Administrative Agent's and Lender Parties' security interests in the Collateral. The Administrative Agent agrees to deliver a copy of any such report to the Borrower with the understanding that the Borrower acknowledges and agrees that (i) the Borrower will indemnify and hold harmless the Administrative Agent and each Lender Party from any costs, losses or liabilities relating to the Borrower's use of or reliance on such report and (ii) neither the Administrative Agent nor any Lender Party makes any representation or warranty with respect to such report.

         (e) Maintenance of Insurance . Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

         (f) Preservation of Corporate Existence, Etc . Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), and all material permits, licenses, approvals, privileges and franchises.

         (g)  Visitation  Rights . (i) At any  reasonable  time and from time to time during normal business hours, upon reasonable notice, permit the Administrative Agent, or, after the occurrence of a Default, the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of and visit the properties of the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their officers or directors.

                  (ii) At any reasonable time and from time to time during normal business hours, permit the Administrative Agent and the Lender Parties to conduct such commercial finance examinations and/or Collateral audits of the Borrower and its Subsidiaries during each calendar year as the Administrative Agent may reasonably request; provided, that so long as no Event of Default shall have occurred and be continuing, no more than two (2) examinations and/or audits may be conducted by the Administrative Agent and the Lender Parties each calendar year during the term of this Agreement.

         (h) Keeping of Books . Keep, and cause each of its Subsidiaries to keep, proper books of record and account in which adequate entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in accordance with GAAP.

         (i) Maintenance of Properties, Etc . Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are reasonably necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (j) Compliance with Terms of Leaseholds . Make all payments and otherwise perform in all material respects all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated (other than by the passage of time) or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all reasonable respects to cure any such default, and cause each of its Subsidiaries to do any of the foregoing except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (k) Performance of Material Contracts . Perform and observe, and cause each of its Subsidiaries to perform and observe, in all material respects all of the material terms and provisions of each Material Contract to be performed or observed by it, maintain, and cause each of its Subsidiaries to maintain, each such Material Contract in full force and effect, and enforce, and cause each of its Subsidiaries to enforce, each such Material Contract in accordance with its terms except where the failure to maintain or enforce could not reasonably be expected to have a Material Adverse Effect.

         (l) Transactions with Affiliates . Other than with respect to the Management Agreement and the Tax Sharing Agreement, conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms-length transaction with a Person not an Affiliate.

         (m) Agreement to Grant Additional Security . (i) Promptly, and in any event within thirty (30) days after the acquisition of assets of the type that would have constituted Collateral at the date hereof and investments of the type that would have constituted Collateral on the date hereof (other than assets with a fair market value of less than $50,000), including the capital stock of any direct or indirect Subsidiary of the Borrower, notify the Administrative Agent of the acquisition of such assets or investments and, to the extent not already Collateral in which the Administrative Agent has a perfected security interest pursuant to the Collateral Documents, such assets and investments will become additional Collateral hereunder to the extent the Administrative Agent reasonably deems the pledge of such assets reasonable and practicable (the "Additional Collateral"), and the Borrower will, and will cause each of its direct and indirect Subsidiaries to, take all necessary and reasonable action, including the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or reasonably desirable to grant Administrative Agent a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Collateral Documents and this Agreement.

                  (ii) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each of the Borrower's direct or indirect Subsidiaries as the Administrative Agent shall request to become party to, or to execute and deliver, a guaranty in substantially the form of Exhibit K hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiary Guaranty"), guarantying to the Administrative Agent and the Lenders the prompt payment, when and as due, of all Obligations of the Loan Parties under the Loan Documents, including all obligations under any Hedge Agreements or other hedging agreements.

                  (iii) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each Guarantor created or established after the date hereof to grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien on all property (tangible and intangible) of such Guarantor, including, without limitation, all of the stock of any of its Domestic Subsidiaries and 65% of the stock of any of its Foreign Subsidiaries, upon terms similar to those set forth in the Collateral Documents and otherwise reasonably satisfactory in form and substance to Administrative Agent. The Borrower shall cause each Guarantor, at its own expense, to become a party to a Security Agreement, an Intellectual Property Security Agreement, a Mortgage and any other Collateral Document and to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by Administrative Agent to be necessary or reasonably desirable for the creation and perfection of the foregoing Liens (including legal opinion, title insurance, consents, corporate documents and any additional or substitute security agreements or mortgages or deeds of trust). The Borrower will cause each such Guarantor to take all actions reasonably requested by Administrative Agent (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

                  (iv) Promptly, and in any event not later than thirty (30) days after a request with respect thereto, (A) deliver to the Administrative Agent the original of all instruments, documents and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect its security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction; (B) use its reasonable efforts to obtain landlord waivers, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Inventory or other Collateral located at a location that is not owned by the Borrower or a Subsidiary; (C) deliver to the Administrative Agent warehouse receipts covering any portion of the Inventory or other Collateral located in warehouses and for which warehouse receipts are issued; (D) when an Event of Default exists, transfer Inventory to locations designated by the Administrative Agent; (E) if any Collateral is at any time in the possession or control of any warehousemen, bailee or the Borrower's agents or processors, notify the
Administrative Agent thereof and notify such person of the Administrative Agent's security interest in such Collateral and use reasonable efforts to obtain a landlord waiver or bailee letter, in form and substance reasonably satisfactory to the Administrative Agent, from such person and instruct such person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions; (F) if at any time any Inventory or other Collateral is located on any real property of the Borrower which is subject to a mortgage or other Lien, use reasonable efforts to obtain a mortgagee waiver, in form and substance reasonably satisfactory to the
Administrative Agent, from the holder of each mortgage or other Lien on such real property; and (G) take all such other actions and obtain all such other agreements as the Administrative Agent may reasonably deem necessary or desirable in respect of any Collateral.

                  (v) The security interests required to be granted pursuant to this Section shall be granted pursuant to the Collateral Documents or, in the Administrative Agent's reasonable discretion, such other security documentation (which shall be substantially similar to the Collateral Documents already executed and delivered by the Borrower and the Guarantors) as is reasonably satisfactory in form and substance to Administrative Agent (the "Additional Collateral Documents") and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Liens permitted under Section 5.02(a). The Additional Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of Administrative Agent, for the benefit of the Lender Parties, granted pursuant to the Additional Collateral Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Collateral Documents, the Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section has been complied with.

         (n) Interest Rate Protection . On or prior to June 30, 1998, the Borrower shall obtain and thereafter keep in effect one or more interest rate Bank Hedge Agreements (the terms and other provisions of all such Bank Hedge Agreements to be subject to the prior written consent of the Administrative Agent which consent will not be unreasonably withheld or delayed) covering at least 50% of the Term A and Term B Advances outstanding on the Closing Date for an aggregate period of not less than three (3) years commencing on the Closing Date.

         SECTION 5.02. Negative Covenants with Respect to the Borrower and its Subsidiaries . So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time, without the prior consent of the Required
Lenders:

         (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, Accounts, Inventory and other Collateral) whether now owned or hereafter acquired, sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or any other statute of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file any such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                  (i)      Liens created under the Loan Documents;

                  (ii)     Permitted Liens;

                  (iii)  Liens  existing  on the date  hereof and  described  on
Schedule 5.02(a)(iii);

                  (iv)  purchase  money  Liens  securing  Debt  permitted  under
Section 5.02(b)(iii)(A) upon real property or Equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or Equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property or Equipment to be subject to such Liens, or Liens existing on any such real property or Equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the real property or Equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                  (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(A); provided, that no such Lien shall extend to or cover any Collateral or any assets other than the assets subject to such Capitalized Leases;

                  (vi) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (v) above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Debt secured thereby; and

                  (vii)    Liens securing Acquired Indebtedness.

         (b) Debt . Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                  (i) in the case of the Borrower, (x) Debt incurred pursuant to the Loan Documents and (y) Debt owed by the Borrower to a direct or indirect wholly-owned Subsidiary of the Borrower;

                  (ii) in the case of any of the Subsidiaries of the Borrower, Debt owed to the Borrower or to a direct or indirect wholly-owned Subsidiary of the Borrower;

                  (iii) in the case of the Borrower and any of its Subsidiaries:

                           (A) Debt (x) secured by Liens permitted by Section 5.02(a)(iv) and (y) Capitalized Leases, collectively not to exceed in the aggregate $10,000,000 at any time outstanding;

                           (B) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                           (C)  (x)  unsecured   Debt  issued  to  a  seller  in
         connection with the acquisition by the Borrower or any of its Subsidiaries of assets or securities in accordance with this Agreement; provided that such Debt shall be subordinated in right of payment to the Obligations of the Borrower hereunder on terms reasonably satisfactory to the Administrative Agent and (y) Acquired Indebtedness incurred by the Borrower and/or any of its Subsidiaries, collectively not to exceed in the aggregate $10,000,000 at any time outstanding; and

                           (D) unsecured Debt which shall be subordinated in right of payment to the Obligations of the Borrower hereunder on terms reasonably satisfactory to the Administrative Agent not to exceed $5,000,000 at any time outstanding.

         (c) Accounts Payable . No accounts payable of the Borrower or any of its Subsidiaries arising from the purchase of property or services, including, without limitation, Inventory acquired for resale shall be outstanding for longer than 120 days from the date of incurrrence, except (i) accounts payable which by their terms become payable after 120 days from incurrence or (ii) accounts payable that are subject to good faith dispute by the Borrower.

         (d) Fundamental Changes . (i) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower or the Borrower, as the case may be, provided that in the case of any such merger or consolidation, the Person resulting from such merger or consolidation shall be the Borrower or a wholly-owned Subsidiary of the Borrower, as the case may be;

                  (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing;

                  (iii) acquire or permit any Subsidiary to acquire all or substantially all of the assets of any other Person (including capital stock), unless the Borrower complies with the following: (A) prior to the consummation of any such acquisition, the Borrower shall furnish to the Administrative Agent financial statements and projections in form and substance reasonably satisfactory to the Administrative Agent which shall evidence compliance, on a pro forma basis for the four consecutive full fiscal quarters most recently ended on or prior to the proposed date of such acquisition and the periods covered by such projections by the Borrower and its Subsidiaries, after giving effect to such acquisition, with the financial covenants contained in Section
5.06  and (B) such  Person  shall  be  engaged  in the  Plastics  and  Chemicals
Business.

         (e) Sales, Etc. of Assets . Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                  (i) sales of Inventory in the ordinary course of business;

                  (ii) sales in the ordinary course of business of Equipment that is no longer used or useful in the business of the Borrower or such Subsidiary;

                  (iii) sales of assets (other than an asset included in Section 5.02(e)(i), (ii) or (iv)) the aggregate purchase price of which in any Fiscal Year does not exceed $500,000;

                  (iv) the sale of any asset by the Borrower or any of its Subsidiaries (other than an asset included in Section 5.02(e)(i), (ii) or (iii)) so long as (A) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (B) at least 75% of the purchase price for such asset shall be paid to the Borrower or such Subsidiary in cash and (C) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries (other than an asset included in Section 5.02(e)(i), (ii) or (iii)) (x) since the Closing Date pursuant to this clause (iv) shall not exceed $25,000,000 and (y) in any Fiscal Year pursuant to this clause (iv) shall not exceed $5,000,000;

provided that in the case of sales of assets pursuant to Section 5.02(e)(iv) above, the Borrower shall, on the date of receipt thereof, apply the entire Net Cash Proceeds from such sale in accordance with Section 2.06(b)(ii).

         (f) Investments in Other Persons . Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                  (i) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and described on Schedule 5.02(f)(i), and additional investments in wholly-owned Subsidiaries of the Borrower (other than Foreign Subsidiaries, except as permitted by Section 5.02(f)(vii)); provided, however, that with respect to Investments in any newly acquired or created wholly-owned Subsidiary, any such Subsidiary shall become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement;

                  (ii) Loans and advances to officers and other employees in the ordinary course of the business of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

                  (iii) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

                  (iv) Investments by the Borrower and its Subsidiaries in Bank Hedge Agreements permitted under Section 5.01(n);

                  (v) Investments consisting of intercompany Debt permitted under Sections 5.02(b)(i) and 5.02(b)(ii);

                  (vi) Investments  existing on the date hereof and described on
Schedule 5.02(f)(vi) hereto;

                  (vii) Investments by the Borrower and its Subsidiaries in (x) joint ventures in the aggregate not to exceed $10,000,000 and (y) Foreign Subsidiaries in the aggregate not to exceed $10,000,000; collectively not to exceed in the aggregate $15,000,000; and

                  (viii) Investments by the Borrower and its Subsidiaries in securities of trade creditors or customers received in any plan of reorganization or similar arrangement on the bankruptcy or insolvency of such trade creditors or customers or received in settlement of delinquent obligations of, and other disputes with, suppliers arising in the ordinary course of business.

         (g) Dividends, Etc . Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any such capital stock or any warrants, rights or options to acquire such capital stock, except:

                  (i) the Borrower may declare and pay dividends and distributions payable solely in common stock of the Borrower;

                  (ii) a Subsidiary of the Borrower may declare and pay dividends and distributions to the Borrower or to a direct or indirect wholly-owned Subsidiary of the Borrower;
                  (iii) the Borrower may declare and pay a cash dividend to Holdings on the Closing Date in an amount not to exceed $95,000,000 to enable Holdings to declare a dividend to UTC which shall be used to (A) defease or repay the UTC Senior Notes and (B) reduce the principal amount outstanding under the UTC Existing Revolving Credit Facility to an amount not greater than $10,000,000;

                  (iv) the Borrower may (A) pay to UTC the Subordinated Management Fee and the Management Services Fee in accordance with the provisions of the Management Agreement as such agreement exists on the date hereof and (B) declare and pay to Holdings the Tax Liability Dividends in accordance with the provisions of the Tax Sharing Agreement as such agreement exists on the date hereof; and

                  (v) for issuances of stock expressly permitted by Section 5.02(q).

         (h) Change in Nature of Business . Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

         (i) Charter Amendments . Amend, or permit any of its Subsidiaries to amend, its certificate or articles of incorporation or bylaws if such amendment could impair the interests or rights of the Administrative Agent or any Lender Party.

         (j) Accounting Changes . Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as mandated by GAAP or the Securities and Exchange Commission, or (ii) its Fiscal Year.

         (k) Prepayments, Etc. of Debt . (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than the prepayment of the Advances in accordance with the terms of this Agreement, or (ii) amend, modify or change in any material respect any material term or condition of any Existing Debt, or (iii) permit any of its Subsidiaries to do any of the foregoing other than to repay any Debt payable to the Borrower or to any direct or indirect Subsidiary of the Borrower to the extent the incurrence of such Debt was permitted hereunder.

         (l) Amendment, Etc. of Material Contracts . (i) Cancel or terminate any Material Contract (other than the Management Agreement or the Tax Sharing Agreement) or consent to or accept any cancellation or termination thereof, amend or otherwise modify in any material respect any Material Contract (other than the Management Agreement or the Tax Sharing Agreement) or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract (other than the Management Agreement or the Tax Sharing Agreement) or take any other action in connection with any Material Contract (other than the Management Agreement or the Tax Sharing Agreement) that would materially impair the value of the interests or rights of the Borrower thereunder or that could reasonably be expected to materially impair the interests or rights of the Administrative Agent or any Lender Party, or permit any of their Subsidiaries to do any of the foregoing; or (ii) without the consent of the Administrative Agent, cancel or terminate either the Management Agreement or the Tax Sharing Agreement or consent to or accept any cancellation or termination thereof, amend or otherwise modify either of such agreements or give any consent, waiver or approval thereunder, waive any default under or breach of either of such agreements; provided, that the Tax Sharing Agreement may be terminated in accordance with the terms thereof and; provided, further, that if the Management Agreement expires by its terms, then the Borrower shall renew such agreement on the same terms as are in existence on the date hereof, or enter into a management agreement on terms and conditions substantially similar to those in existence on the date hereof and which are reasonably satisfactory to the Administrative Agent.

         (m) Negative Pledge . Enter into or suffer to exist, or permit any of the Subsidiaries of the Borrower to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its properties or assets, other than as provided in the Loan Documents.

         (n) Partnerships, New Subsidiaries . (i) Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so (in each case, other than as expressly permitted pursuant to Section 5.02(f)(vii)) or (ii) create any new Subsidiary, unless such newly created Subsidiary shall become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and all shares of the capital stock of such Subsidiary (or 65% of such shares if such Subsidiary is a Foreign Subsidiary) are pledged to the Administrative Agent pursuant to the Security Agreement.

         (o) Speculative Transactions . Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or derivatives or any similar speculative transactions, except for Bank Hedge Agreements expressly permitted under Section 5.01(n).

         (p) Capital Expenditures . Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period.

                  Period                                         Amount

Fiscal Year ending on or about September 30, 1998             $14,000,000
Fiscal Year ending on or about September 30, 1999             $8,000,000
Fiscal Year ending on or about September 30, 2000             $8,000,000
Fiscal Year ending on or about September 30, 2001             $8,000,000
Fiscal Year ending on or about September 30, 2002             $8,000,000
Fiscal Year ending on or about September 30, 2003             $8,000,000
Fiscal Year ending on or about September 30, 2004             $8,000,000
Fiscal Year ending on or about September 30, 2005             $8,000,000

; provided, however, that amounts permitted to be expended in a Fiscal Year that are not expended in such fiscal year, but not in excess of fifty (50%) percent of such prior year's unused amount (not including any amount permitted to be carried forward from a prior year) shall be permitted to be expended in the subsequent fiscal year.

         (q) Issuance of Stock . The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock of the Borrower or any Subsidiary of the Borrower, except (x) to the Borrower or any Subsidiary of the Borrower, (y) to qualify directors if required by applicable law and (z) as set forth in Schedule 5.02(q).

         SECTION 5.03. Negative Covenants with Respect to UTC. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, UTC will not, at any time, without the prior consent of the Required Lenders:

         (a) Liens, Etc. Create, incur, assume or suffer to exist any Lien on or with respect to the shares of capital stock of Holdings owned by UTC, whether now owned or hereafter acquired.

         (b) Negative Pledge . Enter into or suffer to exist any agreement (other than this Agreement) prohibiting or conditioning the creation or assumption of any Lien on the shares of capital stock of Holdings owned by UTC.

         (c) Amendment, Etc. of Management and Tax Sharing Agreements . Cancel or terminate either the Management Agreement or the Tax Sharing Agreement
(collectively the "UTC Material Contracts"), or consent to or accept any cancellation or termination thereof, amend or otherwise modify in any material respect any UTC Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any UTC Material Contract or take any other action in connection with any UTC Material Contract, in any case without the consent of the Administrative Agent, or permit the Borrower to do any of the foregoing; provided, that the Tax Sharing Agreement may be terminated in accordance with the terms thereof and; provided, further, that if the Management Agreement expires by its terms, then UTC shall, and shall cause the Borrower to, renew such agreement on the same terms as are in existence on the date hereof, or to enter into a management agreement on terms and conditions substantially similar to those in existence on the date hereof and which are reasonably satisfactory to the Administrative Agent.

         SECTION 5.04. Negative Covenants with Respect to Holdings. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Holdings will not, at any time, without the prior consent of the Required Lenders:

         (a) Liens, Etc. Create, incur, assume or suffer to exist any Lien on or with respect to the shares of capital stock of the Borrower owned by Holdings, whether now owned or hereafter acquired, other than Liens created under the Loan Documents.

         (b) Debt . Create, incur, assume or suffer to exist any Debt, other than Debt created under the Holdings Guaranty.

         (c) Negative Pledge . Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien on the shares of capital stock of the Borrower owned by Holdings, other than as provided in the Loan Documents.

         SECTION 5.05. Reporting Requirements . So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent on behalf of the Lender Parties:

         (a) Default  Notice . As soon as possible  and in any event  within two
(2) Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of any Default, a statement of the Chief Financial Officer of the Borrower setting forth details of such Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

         (b) Opening Balance Sheet. As soon as available and in any event not later than May 13, 1998, a Consolidated opening balance sheet of the Borrower and its Subsidiaries as at March 29, 1998.

         (c) Quarterly Financials . As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries, for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year and the corresponding figures from the budgets for such period and for the Fiscal Year which includes such period, all in reasonable detail and certified by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments), together with (i) a certificate of said officer stating that, to his knowledge after due inquiry, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Sections 5.06(a) through (c), provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.06, a statement of reconciliation conforming such financial statements to GAAP.

         (d) Annual Financials . As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of Borrower and its Subsidiaries, as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries, for such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the prior Fiscal Year and the corresponding figures from the budget for such Fiscal Year and in each case accompanied (in the case of such Consolidated financial statements) by an opinion acceptable to the Administrative Agent of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, with the consent of the Required Lenders, together with (i) a letter of such accounting firm to the Administrative Agent and Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.06(a) through (c), provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.06, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of the Borrower stating that, to his knowledge after due inquiry, no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

         (e) Annual Forecasts . As soon as available and in any event no later than thirty (30) days after the end of each Fiscal Year, (i) forecasts prepared by management of the Borrower, including balance sheets, income statements and cash flow statements on a quarterly basis, and (ii) a business plan, in each case for the Fiscal Year following such Fiscal Year then ended and in form reasonably satisfactory to the Administrative Agent.

         (f) ERISA Events and ERISA Reports . (i) Promptly and in any event within twenty (20) days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to
Section 4010 of ERISA, a copy of such records, documents and information.

         (g) Plan Terminations . Promptly and in any event within five (5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan or correspondence from the PBGC indicating it is considering termination of any Plan.

         (h) Actuarial Reports . Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8)(B) of ERISA) of which is less than 90% or the unfunded current liability (as defined in Section 302(d)(8)(A) of ERISA) of which exceeds $500,000 or the present value of benefit liabilities as of the latest actuarial valuation date for such Plan (but not prior to 12 months prior to the date hereof), determined on the basis of a shut down of the company in accordance with actuarial assumptions used by the PBGC in single-employer plan terminations, exceeds the market value of assets exclusive of any contributions due to the Plan by $500,000.

         (i) Plan Annual Reports . Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

         (j) Annual Plan Summaries . As soon as available and in any event within one hundred eighty (180) days after the end of each calendar year, an annual summary of actuarial valuation and other information with respect to each Plan in form, substance and detail reasonably satisfactory to the Administrative Agent.

         (k) Multiemployer  Plan Notices . Promptly and in any event within five
(5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning, or other correspondence with respect to, (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii).

         (l) Litigation . Promptly after the commencement thereof, notice of all material actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, Federal, state, local or foreign, to which any Loan Party or any of its Subsidiaries is a party and, promptly after the occurrence thereof, notice of any Material Adverse Change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 3.01(e).

         (m) Securities Reports . Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any other governmental authority or with any national securities exchange.

         (n) Agreement Notices . Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract or indenture, loan or credit agreement or similar agreement or instrument regarding or related to any breach or default by any party thereto or any event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any material provision of any Material
Contract or indenture, loan or credit agreement or similar agreement or indenture and, from time to time upon request by the Administrative Agent, such information and reports regarding the foregoing as the Administrative Agent may reasonably request.

         (o) Environmental Conditions . Within five (5) Business Days after obtaining knowledge of the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

         (p) Real Property . Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report supplementing Schedules 4.01(aa) and 4.01(bb) hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other material changes in the information included in such Schedules as may be necessary for such Schedules to remain accurate and complete in all material respects.

         (q) Insurance . Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably request.

         (r) Borrowing Base Certificate . As soon as available and in any event within fifteen (15) days after the end of each month, a Borrowing Base Certificate, as at the end of the previous month, certified by the Chief Financial Officer of the Borrower.

         (s) Management Letters . As soon as available and in any event within five (5) Business Days after the receipt thereof, copies of any "management letter" or similar letter received by the Borrower or its Board of Directors (or any Committee thereof) from its independent public accountants.

         (t) Other Information . Such other information respecting the business, condition (financial or otherwise), operations, performance or properties of any Loan Party or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender Party (through the Administrative Agent) may from time to time reasonably request.

         SECTION 5.06. Financial Covenants . So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

         (a) Consolidated Debt to EBITDA Ratio . Maintain as of the end of each fiscal quarter of the Borrower a ratio of (i) Consolidated Debt to (ii) EBITDA for the most recently completed four fiscal quarters of the Borrower or, for periods prior to the Closing Date, of the High Performance Plastics segment of UTC, of not more than the ratio set forth below:

         Four Fiscal Quarters ending on or about:             Ratio

         June 30, 1998                                        4.80:1
         September 30, 1998                                   4.80:1
         December 31, 1998                                    4.80:1
         March 31, 1999                                       4.80:1
         June 30, 1999                                        4.30:1
         September 30, 1999                                   4.30:1
         December 31, 1999                                    3.80:1
         March 31, 2000                                       3.80:1
         June 30, 2000                                        3.80:1
         September 30, 2000                                   3.80:1
         December 31, 2000                                    3.30:1
         March 31, 2001                                       3.30:1
         June 30, 2001                                        3.30:1
         September 30, 2001                                   3.30:1
         December 31, 2001                                    3.00:1
         March 31, 2002                                       3.00:1
         June 30, 2002                                        3.00:1
         September 30, 2002                                   3.00:1
         December 31, 2002                                    3.00:1
         March 31, 2003                                       3.00:1
         June 30, 2003                                        2.75:1
         September 30, 2003                                   2.75:1
         December 31, 2003                                    2.75:1
         March 31, 2004                                       2.75:1
         June 30, 2004                                        2.75:1
         September 30, 2004                                   2.75:1
         December 31, 2004                                    2.75:1
         March 31, 2005                                       2.75:1

         (b) Fixed Charge Coverage Ratio . Maintain as of the end of each fiscal quarter of the Borrower a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower or, for periods prior to the Closing Date, of the High Performance Plastics segment of UTC, less Capital Expenditures made during such period by the Borrower and its Subsidiaries or, for periods prior to the Closing Date, made by the High Performance Plastics segment of UTC (excluding, for the fiscal quarters ending during the period from the date hereof though and including March 31, 1999, the amount of Capital Expenditures actually spent during such fiscal quarters on the Polycast modernization, consolidation and infrastructure project and/or on the Townsend Glasflex consolidation (as such project and consolidation are described in the Information Memorandum), in an aggregate amount not to exceed $9,000,000), less the aggregate amount of federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries in cash or otherwise pursuant to the Tax Sharing Agreement during such period or, for periods prior to the Closing Date, would have been payable had the Tax Sharing Agreement been in effect, less cash dividends paid by the Borrower to the holders of its common stock during such period, to the (ii) sum of (x) cash interest payable by the Borrower and its Subsidiaries on all Debt during such period (except that in respect of the first three testing periods referred to below, actual cash interest payable in each case since the Closing Date, shall be computed on an annualized basis), plus (y) principal amounts of all Debt payable by the Borrower and its Subsidiaries during such period (except that in respect of the first three testing periods referred to below, actual principal amounts payable in each case since the Closing Date, shall be computed on an annualized basis), of not less than the ratio set forth below for such period:


         Four Fiscal Quarters ending on or about:             Ratio

         June 30, 1998                                        1.10:1
         September 30, 1998                                   1.10:1
         December 31, 1998                                    1.10:1
         March 31, 1999                                       1.10:1
         June 30, 1999                                        1.10:1
         September 30, 1999                                   1.10:1
         December 31, 1999                                    1.10:1
         March 31, 2000                                       1.10:1
         June 30, 2000                                        1.10:1
         September 30, 2000                                   1.10:1
         December 31, 2000                                    1.20:1
         March 31, 2001                                       1.20:1
         June 30, 2001                                        1.20:1
         September 30, 2001                                   1.20:1
         December 31, 2001                                    1.20:1
         March 31, 2002                                       1.20:1
         June 30, 2002                                        1.20:1
         September 30, 2002                                   1.20:1
         December 31, 2002                                    1.20:1
         March 31, 2003                                       1.20:1
         June 30, 2003                                        1.20:1
         September 30, 2003                                   1.20:1
         December 31, 2003                                    1.20:1
         March 31, 2004                                       1.20:1
         June 30, 2004                                        1.20:1
         September 30, 2004                                   1.20:1
         December 31, 2004                                    1.20:1
         March 31, 2005                                       1.20:1

         (c) Minimum EBITDA . Maintain for each period set forth below EBITDA for the most recently completed four fiscal quarters of the Borrower or, for periods prior to the Closing Date, of the High Performance Plastics segment of UTC, at not less than the respective amounts set forth below:


         Four Fiscal Quarters ending on or about:            Minimum EBITDA

         June 30, 1998                                        $20,000,000
         September 30, 1998                                   $20,000,000
         December 31, 1998                                    $20,000,000
         March 31, 1999                                       $20,000,000
         June 30, 1999                                        $22,000,000
         September 30, 1999                                   $22,000,000
         December 31, 1999                                    $22,000,000
         March 31, 2000                                       $22,000,000
         June 30, 2000                                        $24,000,000
         September 30, 2000                                   $24,000,000
         December 31, 2000                                    $24,000,000
         March 31, 2001                                       $24,000,000
         June 30, 2001                                        $26,000,000
         September 30, 2001                                   $26,000,000
         December 31, 2001                                    $26,000,000
         March 31, 2002                                       $26,000,000
         June 30, 2002                                        $26,000,000
         September 30, 2002                                   $26,000,000
         December 31, 2002                                    $26,000,000
         March 31, 2003                                       $26,000,000
         June 30, 2003                                        $27,000,000
         September 30, 2003                                   $27,000,000
         December 31, 2003                                    $27,000,000
         March 31, 2004                                       $27,000,000
         June 30, 2004                                        $27,000,000
         September 30, 2004                                   $27,000,000
         December 31, 2004                                    $27,000,000
         March 31, 2005                                       $27,000,000


                  ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01 Events of Default . If any of the following ("Events of Default") shall occur and be continuing:

         (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within two
(2) Business Days after the same becomes due and payable; or

         (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

         (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01 (l), (m) or (n), 5.02 or 5.06; or

         (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (i) a Responsible Officer of any Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

         (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $1,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may
be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, in each case if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur and not be dismissed within sixty (60) days, or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

         (g) any judgment or order for the payment of money in excess of $1,000,000 (other than such a judgment or order which is fully covered by insurance subject to deductibles not in excess of $1,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of seven (7) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect; or

         (i) any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

         (j) any Collateral Document after delivery thereof shall for any reason cease to or otherwise not create a valid and perfected Lien on and security interest in the Collateral covered thereby; or

         (k)      any Change of Control shall occur; or

         (1) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of the last such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Events) exceeds $1,000,000; or

         (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $400,000 per annum; or

         (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

         (o) any Borrowing Base Deficiency shall occur and be continuing which is not eliminated by the Borrower's prepayment within seven (7) Business Days of then outstanding Swing Line Advances and Revolving Credit Advances in an amount sufficient to eliminate such Borrowing Base Deficiency;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each appropriate Lender (other than the Commitment in respect of Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and
(y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

         SECTION 6.02. Actions in Respect of the Letters of Credit upon Default . If any Event of Default shall have occurred and be continuing, the
Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

         SECTION 7.01. Authorization and Action . Each Lender Party (in its capacities as a Lender, the Issuing Bank, the Swing Line Bank and any Hedge
Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The Administrative Agent shall not be a trustee or fiduciary for any Lender.

         SECTION 7.02. Agent's Reliance, Etc . Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.03. Fleet and Affiliates . With respect to its Commitments, the Advances made by it and the Notes issued to it, Fleet shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Fleet were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

         SECTION  7.04.  Lender  Party  Credit  Decision  .  Each  Lender  Party
acknowledges   that  it  has,   independently  and  without  reliance  upon  the
Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 7.05. Indemnification . (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Administrative Agent under any of the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

         (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Issuing Bank under any of the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

         (c) For purposes of Sections 7.05(a) and 7.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term A Commitments and Term B Commitments at such time, and (d) their respective Unused Revolving Credit Commitments at such time; provided, that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this
Section 7.05 to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreements of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section
7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 7.06. Successor Administrative Agents . The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a Lender which is a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under this Agreement and the other Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.


                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01. Amendments, Etc . No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders and Revolving Credit Lenders holding greater than 50% of the aggregate Revolving Credit Commitments, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) change the percentage of (x) the Commitments,
(y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder; (ii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any liabilities or obligations other than Obligations owing to the Secured Parties under the Loan Documents; (iii) release any of the Guarantors from their Guaranty; (iv) amend this Section 8.01; or (v) limit the liability of any Loan Party under any of the Loan Documents and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term A Facility, Term B Facility, or Revolving Credit Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) change any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

         SECTION 8.02. Notices Etc . All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered,

                  (i)      if to the Borrower:

                                    High Performance Plastics, Inc.
                                    One Sarasota Tower
                                    Suite 900
                                    Two North Tamiami Trail
                                    Sarasota, Florida 34236-5568
                                    Attention: George J. Zulanas, Jr.
                                               Oliver J. Janney, Esq.
                                    Telephone No.: (941) 361-2220/361-2212
                                    Facsimile No.: (941) 361-2214

                           with a copy to:

                                    Kramer, Levin, Naftalis & Frankel
                                    919 Third Avenue
                                    New York, New York 10022
                                    Attention: Peter S. Kolevzon, Esq.
                                    Telephone No.: (212) 715-9100
                                    Facsimile No.: (212) 715-8000

                  (ii)     if to the Administrative Agent:

                                    Fleet National Bank
                                    One Federal Street
                                    Boston, Massachusetts 02110
                                    Attention: Eric Vander Mel
                                    Telephone No.: (617) 346-4853
                                    Facsimile No.:  (617) 346-4806

                           with a copy to:

                                    Winston & Strawn
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention: Richard B. Teiman, Esq.
                                    Telephone No.: (212) 294-6730
                                    Facsimile No.:  (212) 294-4700

                  (iii) if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I attached hereto.

                  (iv) if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party;

or, as to the Borrower or the Administrative Agent, at such other address or telephone or facsimile number, or to such other person's attention as shall be designated by such party in a written notice to the other parties in accordance with this Section 8.02 and, as to each other party, at such other address or telephone or facsimile number, or to such other person's attention as shall be designated by such party in a written notice in accordance with this Section
8.02 to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective 3 days after mailing, upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, respectively, except that notices and communications to the Administrative Agent or the Borrower pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent or the Borrower, as the case may be. Delivery by telecopier of an executed counterpart of this Agreement, the Notes or any other Loan Document or of any Exhibit hereto or thereto or of any amendment or waiver of any provision thereof shall be as effective as delivery of a manually executed counterpart thereof.

         SECTION 8.03. No Waiver; Remedies . No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

         SECTION 8.04. Costs and Expenses . (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation,
(A) all reasonable out-of-pocket due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

         (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their respective Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation,  litigation  or  proceeding  arising  out  of,  related  to or in connection with (i) the Transaction, (ii) any acquisition or proposed acquisition or similar business combination or proposed business combination by the Borrower or any of its Subsidiaries or other Affiliates of all or any portion of the shares of capital stock or substantially all of the property and assets of any other Person, (iii) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit by the Borrower or any of its Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents, or (iv) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, officers, employees, stockholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or the Transaction, other than claims for direct, as opposed to consequential, damages.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by any Lender Party to fund or maintain such Advance.

         (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, in its sole discretion.

         (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         SECTION 8.05. Right of Set-off . Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective
Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have at law, in equity or otherwise.

         SECTION 8.06. Binding Effect This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that each such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 8.07. Assignments and Participations . (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (iii) no such assignments shall be permitted without the prior consent of the Administrative Agent (which may be withheld for any reason) until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, but in any event not later than 90 days following the Closing Date, (iv) no such assignment shall be permitted if, immediately after giving effect thereto, the Borrower would be required to make payments to or on behalf of the assignee Lender Party pursuant to Section 2.10(a) or (b) and the assignor Lender Party was not, at the time of such assignment, entitled to receive any payment pursuant to Section 2.10(a) or (b), and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000.

         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

         (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment and the appropriate processing and reconciliation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit C, D or E hereto, as the case may be .

         (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000.

         (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver, modification or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

         (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

         (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 8.08. Execution in Counterparts . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 8.09. No Liability of the Issuing Bank . The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 8.10. Confidentiality . Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as required by any state, federal or foreign authority or examiner regulating banks or banking.

         SECTION 8.11. JURISDICTION, ETC . (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR
RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

         (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
         SECTION 8.12. GOVERNING LAW . THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE MORTGAGES WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION WHERE THE PROPERTY COVERED THEREBY IS LOCATED) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401.

         SECTION 8.13. WAIVER OF JURY TRIAL . EACH OF THE BORROWER, THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES, TO THE EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                            [SIGNATURE PAGES FOLLOW]
utcfrm8k.IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                         HIGH PERFORMANCE PLASTICS, INC.


                    By        /S/ GEORGE J.ZULANAS, JR.
                    Title:  Vice President & Treasurer


                         UNIROYAL TECHNOLOGY CORPORATION


                    By        /S/ GEORGE J.ZULANAS, JR.
                    Title:  Vice President & Treasurer


                           UNIROYAL HPP HOLDINGS, INC.


                    By        /S/ GEORGE J.ZULANAS, JR.
                    Title:  Vice President & Treasurer


                            FLEET NATIONAL BANK,
                          as Administrative Agent


                    By:      /S/ JAMES T. ANDERSON
                    Title:  Managing Director

                               FLEET NATIONAL BANK,
                             as Initial Issuing Bank


                         By:  /S/ JAMES T. ANDERSON
                    Title:   Managing Director


                             FLEET NATIONAL BANK,
                              as Swing Line Bank


                         By:  /S/ JAMES T. ANDERSON
                    Title:   Managing Director

                           DLJ CAPITAL FUNDING, INC.,
                             as Documentation Agent


                        By:  /S/ STEPHEN HICKEY

                        Title:________________________________

                                 Initial Lenders


                              FLEET NATIONAL BANK


                       By:    /S/ JAMES T. ANDERSON
                    Title:   Managing Director



                            DLJ CAPITAL FUNDING, INC.


                       By:  /S/ STEPHEN HICKEY

                       Title:________________________________



                          GENERAL ELECTRIC CAPITAL CORPORATION


                       By:  /S/ PEGGY ERLENKOTTER

                       Title:________________________________



                         THE CIT GROUP/BUSINESS CREDIT, INC.


                       By:   /S/ KAREN HOFFMAN

                       Title: Assistant Vice President



                          LEHMAN COMMERCIAL PAPER, INC.


                       By:    /S/ WILLIAM J. GALLAGHER

                       Title:  Authorized Signatury

                                    EXHBIT B

                         AMENDMENT AND CONSENT AGREEMENT


                                                              April 14, 1998


Uniroyal Technology Corporation
2 North Tamiami Trail
Sarasota, FL 34236


Gentlemen:

Reference is made to the Financing Agreement between us dated June 5, 1996, as amended (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

You have advised us that you intend to spin-off your High Performance Plastics Division to High Performance Plastics, Inc., which will be a 100% subsidiary of Uniroyal HPP Holdings, Inc., which will be a 100% subsidiary of yours (herein the "Restructuring"). In conjunction with the Restructuring, the Company's indebtedness under the Senior Note Indenture will be paid in full. As a result of the foregoing, you have requested that we restructure your Obligations, and amend certain provisions of the Financing Agreement with respect to our continuing to finance your Coated Fabrics and Specialty Adhesives Divisions, and we have agreed to do so subject to, and in accordance with, the terms, provisions and conditions set forth herein.

Effective immediately upon fulfillment to CITBC's satisfaction of the Conditions Precedent (as defined below) the Financing Agreement shall be, and hereby is, amended as follows:

(A) Section 1 of the Financing Agreement shall be, and hereby is, amended by the addition thereto of the following new definitions:

         "Documents of Title shall mean all present and future documents (as defined in the U.C.C.) and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing."

         "Eligible Inventory shall mean the gross amount of the Company's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of CITBC and which conform to the warranties contained herein and which at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment less any (a) work-in-process, (b) supplies (other than raw material), (c) goods not present in the United States of America, (d) goods returned or rejected by the Company's customers other than goods that are undamaged and resalable in the normal course of business, goods to be returned to the Company's suppliers, (e) goods in transit to third parties (other than the Company's agents or warehouses), Inventory in possession of a warehouseman, bailee or other third party unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CITBC) and CITBC has taken all other action required to perfect its security interest in such Inventory, (f) any reserves required by CITBC in its reasonable discretion including for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales and (g) such other reserves determined by CITBC in its sole discretion exercised in a reasonable manner."

         "Inventory Advance Percentage shall mean fifty-five percent (55%), provided that such percentage may be reduced by CITBC, in its sole discretion exercised in a reasonable manner from time to time, to a percentage not less than forty-five percent (45%), as a result of (i) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition or (ii) other issues, circumstances or facts that could otherwise negatively impact the Company, it business, profit, operation, industry, financial condition or assets."


(B) Section 1 of the Financing Agreement shall be further amended by amending the definition of Accounts Advance Percentage, Anniversary Date, Availability, Availability Reserve, Collateral and Line of Credit in their entirety to read as follows:

         "Accounts Receivable Advance Percentage shall mean eighty-five percent (85%), provided that such percentage may be reduced by CITBC, in its sole discretion exercised in a reasonable manner from time to time, to a percentage not less than seventy-five percent (75%), as a result of
         (i) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition or (ii) other issues, circumstances or facts that could otherwise negatively impact the Company, its business, profits, operations, industry, financial condition or assets."

         "Availability shall mean at any time the excess of the sum of a) Eligible Accounts Receivable multiplied by the Accounts Receivable Advance Percentage and b) Eligible Inventory multiplied by the Inventory Advance Percentage over the sum of x) the outstanding aggregate amount of all Obligations, including without limitation, all Obligations with respect to Revolving Loans and Letters of Credit and
         y) the Availability Reserve."

         "Availability Reserve shall mean the sum of three (3) months rental payments on all of the Company's leased premises at which Collateral is maintained by or for the Company for which the Company has not delivered to CITBC a landlord's waiver in form and substance satisfactory to CITBC in the exercise of its reasonable business judgment, provided that such amount shall be adjusted from time to time hereafter upon (i) delivery to CITBC of any such acceptable waiver,
         (ii) the opening or closing of a Collateral location and/or (iii) any change in rental payment."

         "Collateral shall mean all present and future Accounts, Inventory, Documents of Title and Other Collateral."

         "Line of Credit shall mean the commitment of CITBC to make Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist the Company in opening Letters of Credit pursuant to Section 4 of this Financing Agreement, in the aggregate amount equal to $10,000,000."

(C) Section 1 of the Financing Agreement shall be further amended by deleting the definitions of "Senior Note Indenture" and "Senior Notes Limitation" in their entirety and amending the definition of "Line of Credit Fee" by deleting the phrase "$19,500,000" as it appears in clause ii) thereof and inserting the phrase "the Line of Credit" in lieu thereof.

(D) Section 3, Paragraph 1 of the Financing Agreement shall be and hereby is amended in its entirety to read as follows:

         "1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e.
         subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to the sum of: a) outstanding Eligible Accounts Receivable of the Company multiplied by the Accounts Receivable Advance Percentage, plus b) the aggregate value of Eligible Inventory of the Company as determined at the lower of cost or market multiplied by the Inventory Advance Percentage. Each request shall constitute, unless otherwise disclosed in writing to CITBC, a representation and warranty by the Company that (i) after giving effect to the requested advance, no Default or Event of Default has occurred and (ii) such requested Revolving Loan is within the Line of Credit and Availability. All requests for loans and advances must be received by an officer of CITBC no later than 2:00 p.m., New York time, of the day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary."

(E) Section 3, Paragraph 2 of the Financing Agreement shall be, and hereby is, amended in its entirety to read as follows:

         "2. In furtherance of the continuing assignment and security interest in the Company's Accounts and Inventory, the Company will, within fifteen (15) Business Days after the end of each month, deliver to CITBC a Borrowing Base Certificate, provided that after the occurrence of a Default and/or Event of Default hereunder CITBC may require more frequent reporting with respect to Accounts and Inventory. In addition, upon CITBC's request the Company shall provide CITBC with such other appropriate reports designating, identifying and describing the Collateral as CITBC may reasonably request from time to time, copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other Collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CITBC to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

(F) Exhibit (A) - Form of Borrowing Base Certificate shall be, and hereby is, amended in its entirety to be the form annexed hereto as Exhibit A.

(G) Section 5 of the Financing Agreement shall be, and hereby is, deleted in its entirety and the following shall be, and hereby is, inserted in lieu thereof:

         "1. As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

         (a) present and hereafter acquired Inventory;

         (b) present and future Accounts;

         (c) present and future Documents of Title; and

         (d) present and future Other Collateral."

         "2. The security interests granted hereunder shall extend and attach to:

         (a) All Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account;

         (b) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Company from the Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Company, or to the sale, promotion or shipment thereof."

         "3. The Company agrees to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Until CITBC has given the Company notice to the contrary, as provided for below, any Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms customarily being extended by the Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC in accordance with Section 3, Paragraph 4 of this Financing Agreement. CITBC shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, in which event no further disposition shall be made of the Inventory by the Company without CITBC's prior written approval. Cash Sales (which shall specifically exclude COD and CBD sales which are evidenced by an invoice and paid by check or other payment instrument) or sales of inventory in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by the Company only with the approval of CITBC, and the proceeds of such sales or sales of inventory for cash shall not be commingled with the Company's other property, but shall be segregated, held by the Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Company to CITBC in the identical form received by the Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding the foregoing the Company may make Cash Sales of Inventory, provided that (i) the aggregate amount thereof for the Company during any Fiscal Year does not exceed $500,000 for such Fiscal Year and (ii) the proceeds of such sales are turned over to CITBC by deposit in the Depository Accounts."

         "4. Intentionally Omitted

         "5. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing
         Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion."

         "6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder."

         "7. Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the Revolving Loan Account of the Company when due."

(H) Section 6 shall be, and hereby is, amended by amending Paragraph 5 thereof in its entirety to read as follows:

         "5. The Company agrees to maintain insurance on the Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC. All policies covering the Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the Inventory and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CITBC, premium prepaid, with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, CITBC may arrange for such insurance, but at the Company's expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to CITBC's satisfaction, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall be applied to the Company's Revolving Loan Account.


(I) Section 6, Paragraph 9 shall be and hereby is amended by the addition thereto of the following additional negative covenant as clause G:


         "G.   Assume, guarantee, endorse, or otherwise become liable upon the indebtedness, liabilities or obligations of High Performance Plastics, Inc."


(J) It is hereby further agreed that:

         (i) The definition of Permitted Indebtedness shall be, and hereby is, amended by amending clause "vii)" thereof by reducing the dollar amount of "$5,000,000" to "$2,000,000";

         (ii) Section 3, Paragraph 4 of the Financing Agreement shall be, and hereby is, amended by reducing the dollar amount of "$5,000,000" as it appears in two (2) places therein to "$3,000,000" and the dollar amount of "$3,000,000" as it appears therein in two (2) places to "$1,200,000".

         (iii) Section 9, Paragraph 1 h) of the Financing Agreement shall be, and hereby is, amended by reducing the "$5,000,000" amount as it appears therein to "$2,000,000".

         (iv) The definition of Permitted Acquisition shall be, and hereby is, amended by reducing the dollar amount of "$3,750,000" as it appears therein to "$1,500,000".

         (v) The definition of Permitted Advances shall be, and hereby is, amended by reducing the dollar amount of "$3,750,000" as it appears therein to "$1,500,000".

         (vi) Schedule 3 - Specified Customers to the Financing Agreement shall be, and hereby is, amended in its entirety to be Schedule 3 annexed hereto.

(K) It is further agreed that CITBC hereby consents to the Restructuring and releases its liens upon all assets and properties of the Company's High Performance Plastics Division which are more fully described on Schedule 1 hereto (the "Transferred Assets") upon consummation of the Restructuring. CITBC will upon the Company's reasonable request execute and deliver lien releases with respect to the Transferred Assets.

(L) The effectiveness of all of the amendments and/or consents set forth above shall be, and hereby is, subject to the fulfillment to CITBC's satisfaction of the Amendment and Consent Conditions Precedent. The Amendment and Consent "Conditions Precedent" shall mean each of the following:

         (i) the execution and delivery to CITBC of all documentation reasonably requested by CITBC to validly perfect CITBC's first lien upon the Company's Accounts, Inventory, Documents of Title, and Other Collateral to secure all Obligations (subject to such liens and encumbrances as may be satisfactory to CITBC in its sole discretion);

         (ii) the absence of (x) any Default and/or Event of Default and (y) any material adverse change in the financial condition, business, prospects, profitability, assets or operations of the Company ("Material Adverse Change");

         (iii) the Company shall pay all Out-of-Pocket Expenses incurred by CITBC in connection with this agreement.

         (iv) CITBC's receipt of a secretary's certificate certifying Board of Directors Resolutions authorizing the execution, delivery and performance by the Company of this agreement and all documents and transactions contemplated hereby.

         (v) CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Accounts, Inventory, books and records of the Company which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Company shall have an opening additional Availability of $5,000,000. It is understood that such requirement contemplates that all debts and obligations are current and payables (other than those involving bona fide disputes) are being handled in the normal course of the Company's business and consistent with its past practices.

         (vi) CITBC's receipt of and satisfaction with:

                  (x) evidence satisfactory to CITBC that (A) the Company has deposited cash with the Indenture Trustee under the Senior
                  Note Indenture to pay all the Company's indebtedness, obligations and liabilities thereunder (including principal, interest, premium and all other amounts due thereon) in full on June 1, 1998, all in accordance with the defeasance provisions of such Indenture and (B) all liens securing such indebtedness, obligations and liabilities have been released and terminated of record; and (y) all agreements and/or documentation executed in connection with the transfer of assets in conjunction with the Restructuring; and (z) evidence satisfactory to CITBC that the Restructuring has been consummated.

         (vii) CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Company.

         (viii) The Company shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 6, Paragraph 5 of this Financing Agreement.

         (ix) Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the U.C.C. shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgment copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full;

         (x) CITBC shall have received payment in full of all of the Company's outstanding Obligations under the Financing Agreement on the effective date of the Restructuring.

Except to the extent set forth herein, no other waiver of, or change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied.

If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter. Each of such guarantors and/or pledgors have signed below to confirm that its respective guaranty and/or pledge or security agreement shall continue in full force and effect notwithstanding the foregoing agreement.

                                            Very truly yours,

                             THE CIT GROUP/BUSINESS CREDIT, INC.


                                    By:    /s/ KAREN  HOFFMAN
                                    Title: Assistant Vice President


Read and Agreed to:
UNIROYAL TECHNOLOGY CORPORATION


By:   George J. Zulanas, Jr.
Title: Vice President

Confirmed and Agreed:
ULC CORP.

By:   George J. Zulanas, Jr.
Title: Vice President